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                                                                   EXHIBIT 10.44

                             OFFICE LEASE AGREEMENT


                                     BETWEEN


                        STARWOOD O.C. PORTFOLIO I, L.L.C.


                                  ("LANDLORD")


                                       AND


                                    NQL INC.


                                   ("TENANT")




                        DATE OF LEASE: NOVEMBER 13, 2000


                            BUILDING: 4 HUTTON CENTRE


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                               TABLE OF CONTENTS
                                                                  PAGE
                                                                  ----
1.  Definitions.....................................................1

2.  Lease Grant.....................................................3

3.  Adjustment of Commencement Date/Possession......................3

4.  Use.............................................................5

5.  Base Rent.......................................................5

6.  Security Deposit................................................6

7.  Services to be Furnished by Landlord............................6

8.  Leasehold Improvements/Tenant's Property........................8

9.  Signage.........................................................8

10. Repairs and Alterations by Tenant...............................8

11. Use of Electrical Services by Tenant............................9

12. Entry by Landlord..............................................10

13. Assignment and Subletting......................................10

14. Mechanic's Liens...............................................11

15. Insurance......................................................12

16. Indemnity......................................................13

17. Damages from Certain Causes....................................13

18. Casualty Damage................................................13

19. Condemnation...................................................14

20. Hazardous Substances...........................................14

21. Americans with Disabilities Act................................15

22. Events of Default..............................................15

23. Remedies.......................................................16

24. No Waiver......................................................19

25. Peaceful Enjoyment.............................................19

26. Substitution...................................................19

27. Holding Over...................................................19

28. Subordination to Mortgage/Estoppel Certificate.................19

29. Notice.........................................................20

30. Omitted........................................................20

31. Surrender of Premises..........................................20

32. Rights Reserved to Landlord....................................20

33. Event of Bankruptcy............................................21

34. Miscellaneous..................................................21

35. Entire Agreement...............................................23

36. Limitation Of Liability........................................23

37. Landlord's Lien................................................23

38. Warranty Waiver................................................24

39. Common Areas...................................................24

40. Landlord's Reservation of Rights...............................24

41. Parking........................................................24

EXHIBIT A-OUTLINE AND LOCATION OF PREMISES
EXHIBIT B-RULES AND REGULATIONS
EXHIBIT C-PAYMENT OF BASIC COSTS
EXHIBIT D-WORK LETTER
EXHIBIT E-ADDITIONAL PROVISIONS
EXHIBIT F-COMMENCEMENT LETTER
EXHIBIT G-OMITTED
EXHIBIT H-PARKING

                                      (i)
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                             OFFICE LEASE AGREEMENT

This Office Lease Agreement (the "LEASE") is made and entered into on the 13th day of November, 2000, between STARWOOD O.C. PORTFOLIO I, L.L.C., a Delaware limited liability company ("LANDLORD"), and NQL INC., a Delaware corporation ("TENANT").

                              W I T N E S S E T H:

1. DEFINITIONS. The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

    A. "BUILDING" shall mean the office building at 4 Hutton Centre Drive, Santa Ana, County of Orange, State of California, currently known as 4 Hutton Centre.

    B. "BASE RENT": Base Rent will be paid according to the following schedule, subject to the provisions of Section 5. hereof. For the purposes of this
    Section 1.B., "LEASE YEAR" shall mean the twelve (12) month period commencing on the Commencement Date, and on each anniversary of the Commencement Date.

                                                 MONTHLY INSTALLMENTS
        PERIOD              ANNUAL BASE RENT         OF BASE RENT
        ------              ----------------     --------------------
     First Lease Year         $541,926.00             $45,160.50
     Second Lease Year        $554,829.00             $46,235.75
     Third Lease Year         $567,732.00             $47,311.00
     Fourth Lease Year        $580,635.00             $48,386.25
     Fifth Lease Year         $593,538.00             $49,461.50

    The Base Rent due for the first month during the Lease Term (hereinafter defined) shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof.

    C. "ADDITIONAL RENT": shall mean Tenant's Pro Rata Share of Basic Costs (hereinafter defined) and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease. Additional Rent and Base Rent are sometimes collectively referred to herein as "RENT."

    D. "BASIC COSTS" shall mean only all direct and indirect costs and expenses incurred in connection with the Building as more fully defined in EXHIBIT C attached hereto.

    E. "SECURITY DEPOSIT" shall mean the sum of One Hundred Forty-Four Thousand Seven Hundred Twenty-Eight and 65/100ths Dollars ($144,728.65). The Security Deposit shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof and may be subject to adjustment in accordance with the provisions of Section 6 and EXHIBIT D attached hereto.

    F. "COMMENCEMENT DATE", "LEASE TERM" and "TERMINATION DATE" shall have the meanings set forth in subsection I.F.(2) below:

        (1) Omitted.

        (2) The "LEASE TERM" shall mean a period of sixty (60) months commencing on the later to occur of (a) February 1, 2001 (the "TARGET COMMENCEMENT DATE") and (b) the date upon which Landlord's Work in the Premises has been substantially completed as such date is determined pursuant to Section 3.A. hereof (the later to occur of such dates being defined as the "COMMENCEMENT DATE"). The "TERMINATION DATE" shall, unless sooner terminated as provided herein, mean the last day of the Lease Term. Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, the Lease Term shall be extended by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Lease Term (including any extension by Landlord pursuant to this subsection I.F.(2) and Termination Date shall be set forth in a Commencement Letter prepared by Landlord and executed by Tenant in accordance with the provisions of Section 3.A. hereof.

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    G. "PREMISES" shall mean the office space located within the Building known as Suite 500 and outlined on EXHIBIT A to this Lease.

    H. "APPROXIMATE RENTABLE AREA IN THE PREMISES" shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant plus an allocation of the Tenant's pro rata share of the square footage of the "Common Areas" and the "Service Areas" (as defined below). For purposes of the Lease it is agreed and stipulated by both Landlord and Tenant that the Approximate Rentable Area in the Premises is 21,505 square feet. Landlord and Tenant further stipulate and agree that the usable area of the Premises is 18,546 square feet.

    I. The "APPROXIMATE RENTABLE AREA IN THE BUILDING" is 209,767 square feet. The Approximate Rentable Area in the Premises and the Approximate Rentable Area in the Building as set forth herein may be revised at Landlord's election if Landlord's architect determines such estimate to be inaccurate in any material degree after examination of the final drawings of the Premises and the Building.

    J. "TENANT'S PRO RATA SHARE" shall mean 10.252% which is the quotient (expressed as a percentage), derived by dividing the Approximate Rentable Area in the Premises by the Approximate Rentable Area in the Building.

    K. "PERMITTED USE" shall mean general office use, sales, training and with Landlord's prior consent, any other legally permitted use consistent with the character of a class "A" office building.

    L. "BASE YEAR" shall mean calendar year 2001.

    M. "GUARANTOR" shall mean none.

    N. "BROKER" shall mean Transwestern Commercial Services representing Landlord and CB Richard Ellis, Inc. representing Tenant.

    O. "BUILDING MANAGER" shall mean Transwestern Commercial Services or such other company as Landlord shall designate from time to time.

    P. "BUILDING STANDARD", shall mean the type, brand, quality and/or quantity of materials Landlord designates from time-to-time to be the minimum quality and/or quantity to be used in the Building or the exclusive type, grade, quality and/or quantity of material to be used in the Building.

    Q. "BUSINESS DAY(S)" shall mean Mondays through Fridays exclusive of the normal business holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("HOLIDAYS"). Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided such additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

    R. "COMMON AREAS" shall mean those areas located within the Building or on the Property used for corridors, elevator foyers, mail rooms, restrooms, mechanical rooms, elevator mechanical rooms, property management office, janitorial closets, electrical and telephone closets, vending areas, and lobby areas (whether at ground level or otherwise), entrances, exits, sidewalks, skywalks, tunnels, driveways, parking areas and parking garages and landscaped areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

    S. "DEFAULT RATE" shall mean the lower of (i) the Prime Rate plus six percent (6%) or (ii) the Maximum Rate.

    T. "MAXIMUM RATE" shall mean the highest rate of interest from time-to-time permitted under applicable federal and state law.

    U. "NORMAL BUSINESS HOURS" for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 12:00 p.m. on Saturdays, exclusive of Holidays.

    V. "PRIME RATE" shall mean the per annum interest rate announced by and quoted in the Wall Street Journal from time-to-time as the prime or base rate.

    W. "PROPERTY" shall mean the Building and the parcel(s) of land on which it is located and any related improvements, but only to the extent such related improvements are devoted solely to the supporting use and occupancy of the Building and no other uses or adjacent buildings.

    X. "SERVICE AREAS" shall mean those areas within the Building used for stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).


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    Y. "NOTICE ADDRESSES" shall mean the following addresses for Tenant and
    Landlord, respectively:

        Tenant:

        After the Commencement Date:

        NQL Inc.
        4 Hutton Centre Drive, Suite 500
        Santa Ana, California  92707

        Prior to the Commencement Date:

        NQL Inc.
        2722 S. Fairview Road
        Santa Ana, California  92704

        Landlord:

        Starwood O.C. Portfolio I, L.L.C.
        c/o Transwestern Commercial Services
        4 Hutton Centre Drive, Suite 675
        Santa Ana, California  92707
        Attn: Property Manager

        with a copy to:

        Transwestern Investment Company
        150 North Wacker Drive, Suite 800
        Chicago, Illinois  60606
        Attn: Owner's Representative

        Payments of Rent only shall be made payable to the order of:

        Starwood O.C. Portfolio I, L.L.C.

        at the following address:

        c/o Transwestern Commercial Services
        4 Hutton Centre Drive, Suite 675
        Santa Ana, California  92707

        or such other name and address as Landlord shall, from time to time upon five (5) business days notice, designate.

2. LEASE GRANT. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises together with the right, in common with others, to use the Common Areas.

3.  ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION.

    A. If the Lease Term, Commencement Date and Termination Date are to be determined in accordance with Section I.F.2. above, the Lease Term shall not commence until the later to occur of the Target Commencement Date and the date that Landlord has substantially completed the work to be performed by Landlord as set forth in the Work Letter Agreement attached hereto as EXHIBIT D ("LANDLORD'S WORK"); provided, however, that if Landlord shall be delayed in substantially completing the Landlord Work as a result of the occurrence of any of the following (a "DELAY"):

        (1) Tenant's failure to furnish information in accordance with the Work Letter Agreement or to respond to any request by Landlord for any approval of information within any time period prescribed, or if no time period is prescribed, then within two (2) Business Days of such request; or

        (2) Tenant's insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay. However, if Tenant requests building standard materials and said materials have long lead times, and Landlord is unable to provide materials of comparable quality, then Tenant shall have the right to insist on the originally selected materials; or

        (3) Changes in any plans and specifications requested by Tenant; or

        (4) The performance or nonperformance by a person or entity employed by on or behalf of Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to prior approval of Landlord); or


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        (5) Any request by Tenant that Landlord delay the completion of any of the Landlord's Work; or

        (6) Any breach or default by Tenant in the performance of Tenant's obligations under this Lease; or

        (7) Any delay resulting from Tenant's having taken possession of the Premises for any reason prior to substantial completion of the Landlord's Work; or

        (8) Any other delay chargeable to Tenant, its agents, employees or independent contractors;

    then, for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that said Landlord's Work would have been substantially completed absent any such Delay(s). The Landlord's Work shall be deemed to be substantially completed on the date that Landlord's Work has been performed (or would have been performed absent any Delay(s), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises. The term "Substantially Completed" or "Substantial Completion" as used in this Lease shall mean: (1) all of the Building systems serving the Premises are in good working condition; (2) Landlord has sufficiently completed all the work required to be performed by Landlord in accordance with this Agreement (except minor punch list items which Landlord shall thereafter promptly complete) such that Tenant can conduct normal business operations from the Premises; and
    (3) Landlord has obtained a certificate of occupancy for the Premises, or a temporary certificate of occupancy for the Premises, or its equivalent. The adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Base Rent and other sums due hereunder shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Target Commencement Date. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a letter agreement (the "COMMENCEMENT LETTER") on the form attached hereto as EXHIBIT F setting forth the Commencement Date, the Termination Date and any other dates that are affected by the adjustment of the Commencement Date. If this Lease requires Landlord to perform Landlord's Work in the Premises, the Commencement Letter shall identify any minor incomplete items of the Landlord's Work as reasonably determined by Landlord's architect (the "PUNCHLIST ITEMS"), which Punchlist Items Landlord shall promptly remedy. Tenant, within five (5) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord. Notwithstanding anything herein to the contrary, Landlord may elect, by written notice to Tenant, not to adjust the Commencement Date as provided above if such adjustment would cause Landlord to be in violation of the existing rights granted to any other tenant of the Building. If Landlord elects not to adjust the Commencement Date, the Commencement Date shall be the Target Commencement Date, provided that Base Rent and Additional Rent shall not commence until the date that Landlord's Work has been substantially completed (or would have been substantially completed absent any Delays). Excluding any delays arising from events of Force Majeure as defined in Section 34.D. (including, without limitation, any delay by governmental authorities in issuing any permits or approvals for Landlord's
    Work) and/or any Delays, if Landlord is unable to deliver possession of the Premises to Tenant within 120 days after the date this Lease is fully executed and delivered to Landlord and Tenant ("Lease Execution"), effective as of the 121st day after Lease Execution as extended by delays arising from Force Majeure and Delays, Landlord shall pay to Tenant all actual holdover premiums and/or premium penalties in excess of the scheduled minimum rent ("Holdover Premiums") which Tenant becomes obligated to pay after the 120th day following Lease Execution (as such date may be extended by delays arising from Force Majeure and Delays in the completion of the Tenant Improvements) in connection with Tenant's present lease with Fairview, LLC (the "Existing Lease") for its current premises at 2722 South Fairview Road, Santa Ana, California containing 55,727 rentable square feet (the "Existing Premises"). The Holdover Premiums shall not exceed One Thousand Seven Hundred and No/100ths Dollars ($1,700.00) per day. Landlord shall pay Holdover Premiums commencing as of the 121st day following Lease Execution (as such date may be extended by delays arising from Force Majeure and Delays) until the earlier of the date the Existing Lease is terminated or the date Landlord delivers possession of the Premises to Tenant. Notwithstanding any contrary provision contained hereinabove, should Landlord notify Tenant during the construction of Landlord's Work that Landlord may not substantially complete the Premises by the Target Commencement Date, Tenant shall use reasonable efforts to obtain an extension of the Existing Lease term until Landlord's revised estimated delivery date.

    Notwithstanding anything to the contrary in this Lease, if Landlord's Work has not been Substantially Completed by Landlord on or before the 180th day following Lease Execution, as such date may be extended as a result of any Delays and/or any delays arising from events of Force Majeure as defined in
    Section 34.D. (including, without limitation, any delay by governmental authorities in issuing any permits or approvals for Landlord's Work) Tenant, as its sole and exclusive remedy, shall have the right to terminate the Lease upon thirty (30) days written notice to Landlord ("Tenant's Notice"); provided, however, Landlord shall have the right to vitiate Tenant's Notice as if it had never been sent if Landlord thereafter delivers possession of the Premises to Tenant within thirty (30) days after receipt of Tenant's Notice, in which event this Lease shall continue in full force and effect. If, however, Landlord fails to deliver the Premises within thirty (30) days after receipt of Tenant's Notice, the Lease shall be deemed terminated as of midnight on the thirtieth (30th) day following Landlord's receipt of Tenant's Notice and neither party shall thereafter have any further liability or obligation to the other, except that Landlord shall refund to Tenant any rental paid in advance.


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    B. Landlord warrants to Tenant that as of the date Landlord delivers the
    Premises to Tenant, the Building structure and all Building electrical, plumbing and mechanical systems and facilities serving the Premises shall be in good condition and repair and in good working order. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant's use.

    C. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be obligated to tender possession of any portion of the Premises or other space leased by Tenant from time to time hereunder that, on the date possession is to be delivered, is occupied by a tenant or other occupant or that is subject to the rights of any other tenant or occupant, nor shall Landlord have any other obligations to Tenant under this Lease with respect to such space until the date Landlord: (1) recaptures such space from such existing tenant or occupant; and (2) regains the legal right to possession thereof. This Lease shall not be affected by any such failure to deliver possession and Tenant shall have no claim for damages against Landlord as a result thereof, all of which are hereby waived and released by Tenant. If Landlord is prevented from delivering possession of the Premises to Tenant due to the holding over in possession of the Premises by a tenant or other occupant thereof, Landlord shall use reasonable efforts to regain possession of the Premises in order to deliver the same to Tenant. If the Lease Term is to be determined pursuant to Section 1.F.(1) hereof, the Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant, in which event the Termination Date shall, at the option of Landlord, correspondingly be postponed on a per diem basis. If the Lease Term is to be determined pursuant to Section 1.F.(2), the Commencement Date and Termination Date shall be determined as provided in Section 3.A. above.

    D. If Tenant takes possession of the Premises prior to the Commencement Date, such possession shall be subject to all the terms and conditions of the Lease and Tenant shall pay Base Rent and Additional Rent to Landlord for each day of occupancy prior to the Commencement Date. Notwithstanding the foregoing, if Tenant, with Landlord's prior approval, takes possession of the Premises prior to the Commencement Date for the sole purpose of performing any Landlord-approved improvements therein or installing furniture, equipment or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Nothing herein shall be construed as granting Tenant the right to take possession of the Premises prior to the Commencement Date, whether for construction, fixturing or any other purpose, without the prior consent of Landlord.

4. USE. The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's reasonable judgment, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. If there shall be any increase in the cost of insurance coverage with respect to the Building which results from Tenant's acts or conduct of business, then Tenant hereby agrees to pay the amount of such increase on demand. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants or Landlord in the management of the Building and the Property. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises. Tenant, within ten (10) days after the receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any such laws, ordinances, orders, rules and regulations. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as EXHIBIT B and such other rules and regulations adopted and altered by Landlord from time-to-time and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable, will not adversely affect Tenant's use of the Premises, and shall be sent by Landlord to Tenant in writing.

5.  BASE RENT.

    A. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease (including, without limitation, any charges for replacement of electric lamps and ballasts and any other services, goods or materials furnished by Landlord at Tenant's request), all of which hereinafter may be collectively called "RENT." In addition Tenant shall pay and be liable for, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. In the event of nonpayment of any rent, Landlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rental and Additional Rent. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments of the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rent and Additional Rent to Landlord without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of Rent due under this Lease


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

    shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of an installment of Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. If Tenant fails to timely pay any two (2) installments of rent, Landlord at its sole option may (i) require Tenant to pay rent (as estimated by Landlord, if necessary) quarterly in advance, and, in such event, all future payments shall be made on or before the due date in cash or by cashier's check or money order, and the delivery of Tenant's collectible personal or corporate check shall no longer constitute payment thereof, or (ii) Landlord may require that Tenant deposit an additional Security Deposit equal to three (3) months rent, from which Landlord, in its sole discretion, may satisfy any future late payments made by Tenant, and Tenant shall be required to maintain such additional Security Deposit levels throughout the remaining Term as described in subsection (ii) above, then Tenant shall have five (5) days to deposit such additional Security Deposit as required above. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

    B. To the extent allowed by law, all installments of Rent not paid within five (5) business days when due shall bear interest at the Default Rate from the date due until paid. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent when due and payable hereunder, a "LATE CHARGE" equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

    C. The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of EXHIBIT C attached hereto and incorporated herein for all purposes.

6. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease including but not limited to those set forth in Section 10 hereof, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages in case of default by Tenant. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit and shall not assume the duties of a trustee for the Security Deposit. Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any default of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within thirty (30) days thereafter. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee or successor thereof for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts. If Tenant is in default under this Lease more than two (2) times within any twelve-month period, irrespective of whether or not such default is cured within the applicable notice and cure periods, then, without limiting Landlord's other rights and remedies provided for in the Lease or at law or equity, the Security Deposit shall automatically be increased by an amount equal to the greater of: (i) three
(3) times the original Security Deposit, or (ii) three (3) months Base Rent. Such additional Security Deposit shall be paid by Tenant to Landlord within five
(5) business days. Notwithstanding anything to the contrary in this Section 6, provided Tenant has fully and faithfully complied with its obligations under this Lease, and is not then in default beyond any applicable cure period set forth herein, Ninety Thousand Three Hundred Twenty One and 00/100 Dollars ($90,321.00) of the total Security Deposit shall be applied against the Base Rent due for October and November of 2001.

Furthermore, should the cost of Landlord's Work pursuant to EXHIBIT D exceed $18.00 per usable square foot, i.e., $333,828.00, and should Tenant elect to amortize the Excess Costs (as defined in EXHIBIT D) above $18.00 per usable square foot in accordance with EXHIBIT D (i.e., up to $5.00 per usable square foot - a maximum of $92,730.00), Tenant shall deposit with Landlord on or before the Commencement Date an additional Security Deposit of $45,160.50 (the "Supplemental Security Deposit"). If the cost of Landlord's Work is less than $18.00 per usable square foot, Tenant shall not be obligated to deliver the Supplemental Security Deposit to Landlord. Provided Tenant has fully and faithfully complied with its obligations under this Lease, and is not then in default beyond any applicable cure period set forth herein, the Supplemental Security Deposit shall be applied against the Base Rent due for December 2001.

7.  SERVICES TO BE FURNISHED BY LANDLORD.

    A. Landlord agrees to furnish Tenant the following services, provided the increased costs of such services over costs for such services during the Base Year shall be paid by Tenant as Additional Rent:

        (1) Water for use in the lavatories on the floor(s) on which the Premises is located. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, cold water shall be supplied, at Tenant's sole cost and expense, from the Building water main through a line and fixtures installed at Tenant's sole cost and expense with the prior reasonable consent of Landlord. If Tenant desires hot water in the Premises,

            Tenant, at its sole cost and expense and subject to the prior reasonable consent of Landlord, may install a hot water heater or an insta-hot device in the Premises. Tenant shall be solely responsible for the maintenance and repair of any such water heater.

        (2) Central heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are considered by Landlord, in its reasonable judgment, to be standard for buildings of similar class, size, age and location, or as required by governmental authority. In the event that Tenant requires central heat, ventilation or air conditioning service at times other than Normal Business Hours, such additional service shall be furnished only upon the written request of Tenant delivered to Landlord prior to 3:00 p.m. on the date for which such usage is requested. Tenant shall bear the entire cost of additional service as such costs are determined by Landlord from time-to-time, as Additional Rent upon presentation of a statement therefor by Landlord. The current charge for after-hours HVAC services is $55.00 per hour. Such charge shall be subject to adjustment from time to time at Landlord's reasonable discretion in accordance with then existing market rates for such services. All additional heating, ventilating and air conditioning required (if any) to accommodate Tenant's design shall be installed at the Tenant's expense subject to Landlord's prior written approval. The cost of operation and maintenance of the equipment shall be the responsibility of the Tenant and paid to Landlord as Additional Rent.

        (3) Maintenance and repair of all Common Areas in the manner and to the extent reasonably deemed by Landlord to be standard for buildings of similar class, age and location. Except in the case of an emergency, all repairs performed by Landlord shall be performed at a time and in a manner so as not to unreasonably interfere with Tenant's normal business operations.

        (4) Basic janitorial and cleaning service in and about the Premises on Business Days; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as Additional Rent upon presentation of a statement therefor by Landlord. Tenant shall not provide or use any other janitorial or cleaning services without Landlord's consent, and then only subject to the supervision of Landlord and at Tenant's sole cost and responsibility and by a janitor, cleaning contractor or employees at all times satisfactory to Landlord.

        (5) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions of Section 11 of this Lease.

        (6) Fluorescent bulb replacement in the Premises necessary to maintain building standard lighting as established by Landlord and fluorescent and incandescent bulb and ballast replacement in the Common Areas and Service Areas.

        (7) Passenger elevator service in common with Landlord and other persons during Normal Business Hours and freight elevator service in common with the Landlord and other persons during Normal Business Hours. Such normal elevator service, passenger or freight, if furnished at other times, shall be optional with Landlord and shall never be deemed a continuing obligation. Landlord, however, shall provide limited passenger elevator service daily at all times when normal passenger elevator service is not provided.

        (8) Notwithstanding the foregoing, subject to factors beyond Landlord's control and to the other provisions of this Lease, including without limitation, Paragraphs 17, 18, 26 and 34D, Tenant shall have access to the Premises and entry access to the Building twenty-four (24) hours per day, seven (7) days per week year-round. Access control to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate. Tenant shall cooperate fully in Landlord's efforts to maintain access control to the Building and shall follow all regulations promulgated by Landlord with respect thereto. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD IS NOT WARRANTING THE EFFICACY OF ANY ACCESS PERSONNEL, SERVICE, PROCEDURES OR EQUIPMENT AND THAT TENANT IS NOT RELYING AND SHALL NOT HEREAFTER RELY ON ANY SUCH PERSONNEL SERVICE, PROCEDURES OR EQUIPMENT. LANDLORD SHALL NOT BE RESPONSIBLE OR LIABLE IN ANY MANNER FOR FAILURE OF ANY ACCESS PERSONNEL, SERVICES, PROCEDURES OR EQUIPMENT TO PREVENT, CONTROL, OR APPREHEND ANYONE SUSPECTED OF CAUSING PERSONAL INJURY OR DAMAGE IN, ON OR AROUND THE PROJECT.

    B. If Tenant requests any other utilities or building services in addition to those identified above, or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. Landlord may impose a reasonable charge for such additional utilities or building services, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due. Landlord may, but is not obligated to, provide additional services hereunder; provided, however, that if Landlord does provide such extra services, Tenant agrees to pay Landlord a five percent (5%) administration fee for the provisions of such services.

    C. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements alterations or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery. Notwithstanding the foregoing, if any utility or service to the Premises described above in this Article 7 should become unavailable for a period in excess of five (5) consecutive business days and Tenant does not use the Premises during such period, and if such unavailability is not caused by the negligence or willful misconduct of Tenant, its agents, contractors or employees, then commencing as of the first consecutive business day that Tenant does not use the Premises, Base Rent and other charges under this Lease shall abate on a per diem basis until service to the Premises is restored, provided Tenant notifies Landlord immediately upon the occurrence of any unavailability. However, if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant's purposes, such as for example, bringing in portable air-conditioning equipment, then there shall not be any abatement of Rent.

8. LEASEHOLD IMPROVEMENTS/TENANT'S PROPERTY. All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant ("LEASEHOLD IMPROVEMENTS"), shall be and remain a part of the Premises; shall be the property of Landlord; and shall not be removed by Tenant except as expressly provided herein. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by Tenant ("TENANT'S PROPERTY") shall be owned and insured by Tenant. Landlord may, nonetheless, at the time of Tenant providing initial notice to or asking for Landlord's consent for said Leasehold Improvements, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the "REQUIRED REMOVABLES") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables within twenty (20) days after notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant's right to possession. In addition to Tenant's obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a "move in" condition. If Tenant fails to remove any specified Required Removables or to perform any required repairs and restoration within the time period specified above, Landlord, at Tenant's sole cost and expense, may remove the Required Removables (and repair any damage occasioned thereby) and dispose thereof or deliver the Required Removables to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of the Required Removables within five (5) days after demand from Landlord.

9. SIGNAGE. As part of Landlord's Work (as defined in EXHIBIT D) Landlord shall provide and install, all letters or numerals on the exterior of the Premises; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent. In addition, Landlord will list Tenant's name in the Building's directory, if any, located in the lobby of the Building. Tenant acknowledges that the standard graphics for the Building are acceptable to Tenant. The cost of Tenant's signs shall be deducted from the Maximum Amount set forth in EXHIBIT D. Except for Tenant's suite number and/or identity sign on or at the entry doors of the Premises described hereinabove, Tenant shall have no right to place any sign upon the Premises, the Building or elsewhere within the Project or which can be seen from outside the Premises. Notwithstanding the foregoing, subject to Landlord's prior reasonable approval, the sign criteria for the Building, all covenants, conditions, and restrictions affecting the Project and all applicable laws, rules, regulations, and local ordinances, and subject to Landlord obtaining all necessary permits and approvals from the City of Santa Ana, Tenant shall also have the non-exclusive right, at Tenant's sole cost and expense, to have the name "NQL INC." placed on one side of the Building at eyebrow level facing the Costa Mesa (55) Freeway ("Eyebrow Sign"). The level and exact location of the Eyebrow Sign will be reasonably determined by Landlord. Tenant shall be solely responsible for payment of all costs and expenses arising from the Eyebrow Sign, including, without limitation, all design, fabrication and permitting costs, license fees, installation, maintenance, repair and removal costs.

Landlord shall maintain and repair all of Tenant's signs at Tenant's expense. Upon the expiration or earlier termination of this Lease, Landlord shall, at Tenant's sole cost and expense, (i) cause all of Tenant's signs to be removed from the exterior and interior of the Building, (ii) repair any damage caused by the removal of Tenant's signs, and (iii) restore the underlying surfaces to the condition existing prior to the installation of Tenant's signs.

The sign rights granted herein are personal to the original Tenant executing this Lease and may not be assigned, voluntarily or involuntarily, to any person or entity without the prior written consent of Landlord. The rights granted to the original Tenant hereunder are not assignable separate and apart from the Lease, nor may any right granted herein be separated from the Lease in any manner, either by reservation or otherwise.

10. REPAIRS AND ALTERATIONS BY TENANT.

    A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, condition and repair throughout the entire

    Lease Term, ordinary wear and tear excepted. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall be responsible for all repairs, replacements and alterations in and to the Premises, Building and Property and the facilities and systems thereof, the need for which arises out of (1) Tenant's use or occupancy of the Premises, (2) the installation, removal, use or operation of Tenant's Property (as defined in Section 8. above), (3) the moving of Tenant's Property into or out of the Building, or (4) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees. All such repairs, replacements or alterations shall be performed in accordance with Section 10.B. below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to perform such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently pursue it to its completion, then Landlord may, at is option, make such repairs, and Tenant shall pay the cost thereof to Landlord on demand as Additional Rent, together with an administration charge in an amount equal to five percent (5%) of the cost of such repairs. Landlord shall, at its expense (except as included in Basic Costs) keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: (a) all structural elements of the Building; and (b) all mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Building facilities common to all tenants including but not limited to, the ceilings, walls and floors in the Common Areas.

    B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, without first obtaining the written consent of Landlord in each such instance, which consent may be refused or given on such conditions as Landlord may elect. Prior to commencing any such work and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with Section 15. hereof; and a payment bond or other security, all in form and amount satisfactory to Landlord. Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require, including, but not limited to, Builder's Risk and Worker's Compensation insurance. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with the insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand for all sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to five percent (5%) of the cost of such alterations, additions or improvements. Landlord's approval of Tenant's plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant's use. Notwithstanding anything to the contrary contained in this
    Section 10.B., Tenant shall have the right to make interior, non-structural alterations, additions or improvements to the Premises that will not affect any of the mechanical, electrical, HVAC, plumbing or life safety systems of the Building and which shall not exceed Fifteen Thousand Dollars ($15,000.00), without obtaining Landlord's consent but with ten (10) days prior notice to Landlord of the proposed alterations, but otherwise subject to the terms and conditions of this Section 10.B ("Permitted Alteration").

11. USE OF ELECTRICAL SERVICES BY TENANT.

    A. All electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (1) through inclusion in Base Rent and Basic Costs (except as provided in Section 11.B. below with respect to excess usage); or (2) by a separate charge billed directly to Tenant by Landlord and payable by Tenant as Additional Rent within ten (10) days after billing; or (3) by a separate charge or charges billed by the utility company(ies) providing electrical service and payable by Tenant directly to such utilities company(ies). Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an "ELECTRIC SERVICE PROVIDER"). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises. Except to the extent caused by Landlord's negligence or willful misconduct, and unless otherwise stated in
    Section 7, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

    B. Tenant's use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. In the event Tenant shall request that it be allowed to consume electrical services in excess of Building Standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as Additional Rent. Landlord, at Landlord's cost and at any time during the Lease Term, shall have the right to separately meter electrical usage for the Premises or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate.

12. ENTRY BY LANDLORD. Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last nine (9) months of the Lease Term or earlier in connection with a potential relocation) or insurers, or to clean or make repairs, alterations, or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenant's premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises, which notice may be given verbally. Landlord shall have the right to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Tenant shall have reasonable access to the Premises at all times in accordance with Section 7.A.(8). Except in the case of an emergency, all repairs performed by Landlord shall be performed at a time and in a manner so as not to unreasonably interfere with Tenant's normal business operations. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

13. ASSIGNMENT AND SUBLETTING.

    A. Except in connection with a Permitted Transfer (defined in Section 13.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "TRANSFER") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee's business is inconsistent with uses typically found in a Class A office building in the vicinity of the Building or would result in a violation of another tenant's rights; (3) the proposed transferee is a governmental agency or occupant of the Building; (4) Tenant is in default beyond any applicable notice and cure period; or (5) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer. Any attempted Transfer in violation of this Section 13, shall, exercisable in Landlord's sole and absolute discretion, be voidable. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfer(s). In addition, Tenant shall not, without providing prior written notice to Landlord, publicly offer to assign the Lease nor advertise the Lease for assignment in any media, including but not limited to newspapers, periodicals, radio, television, circulars or brochures. If Tenant or any agent, representative or broker acting on behalf of Tenant or with Tenant's knowledge violates the provisions of the foregoing sentence, in addition to all of the remedies which Landlord may have at law, in equity, or pursuant to the terms of this Lease, Landlord shall be entitled to seek injunctive relief preventing such action and Tenant shall be responsible for all costs incurred by Landlord in connection with seeking such injunctive relief. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder.

    B. If Tenant requests Landlord's consent to a Transfer, Tenant shall submit to Landlord, in writing, the name of the proposed transferee and the nature and character of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, evidence satisfactory to Landlord that the proposed transferee is financially responsible and other information as Landlord may reasonably request. Landlord shall within fifteen (15) Business Days after Landlord's receipt of the required information and documentation either: (1) consent or reasonably refuse consent to the Transfer in writing (but no such consent to an assignment or sublease shall relieve Tenant or any guarantor of Tenant's obligations under this Lease of any liability hereunder); (2) in the event of a proposed assignment of this Lease or a proposed sublease of the entire Premises for the entire remaining term of this Lease, terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed Transfer would have come into effect. If Landlord shall fail to notify Tenant in writing of its decision within such fifteen (15) Business Days period after the later of the date Landlord is notified in writing of the proposed Transfer or the date Landlord has received all required information concerning the proposed transferee and the proposed Transfer, Landlord shall be deemed to have refused to consent to such Transfer, and to have elected to keep this Lease in full force and effect. Tenant shall pay Landlord a review fee of Five Hundred ($500.00) Dollars for Landlord's review of any Permitted Transfer or requested Transfer. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including without limitation reasonable attorney's fees) incurred by Landlord in connection with Landlord's review of such requested Transfer or Permitted Transfer, so long as such costs and expenses shall not exceed $1,500.00 per Transfer or Permitted Transfer.

    C. In the event Landlord consents to a Transfer, Tenant shall pay to Landlord fifty percent (50%) of the "Transfer Premium" (as defined below). This covenant and assignment shall benefit Landlord and its successors in ownership of the Building and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and assigns. The term "Transfer Premium" shall mean the excess of all minimum or base rent, additional rent and other consideration payable by the transferee over the Rent payable by Tenant under this Lease on a per square foot basis if less than all of the Premises is transferred, after deducting the expenses incurred by Tenant for
    (i) any changes, alterations, and improvements to the Premises in connection with the Transfer, (ii) rental abatement offered to the transferee in connection with the Transfer; (iii) any and all brokerage commissions in connection with the Transfer; (iv) legal fees incurred in documenting the Transfer and negotiations related thereto; (v) advertising costs incurred directly by Tenant in connection with marketing the space transferred; and
    (vi) other economic concessions (e.g. tenant improvement allowances) paid by tenant to or on behalf of the transferee in connection with the Transfer (collectively, the "Transferring Costs"). For the purpose of this Section, the rent reserved in such Transfer shall be deemed to include any lump sum payment or other consideration given to Tenant in consideration for such Transfer, but specifically excluding any payment for Tenant's business goodwill, fixtures, equipment, personal property, inventory or any other non-rental payment. Tenant shall pay or cause the transferee to pay to Landlord fifty percent (50%) of the Transfer Premium together with the monthly installments of Rent due hereunder. In addition to any other rights and remedies which Landlord may have hereunder, at law or in equity, if Tenant is in Monetary Default (defined in Section 22. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against rent in the amount of any payments received (less Landlord's share of any excess). Any transferee of Tenant's interest in this Lease (all such transferees being hereinafter referred to as "SUCCESSORS"), by occupying the Premises and/or assuming Tenant's obligations hereunder, shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord by such Successors in consideration of any such Transfer in violation of the provisions hereof.

    D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the entity which owns or controls a majority of the voting shares/rights at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

    E. Tenant may assign its entire interest under this Lease or sublet the Premises to any entity controlling or controlled by or under common control with Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "PERMITTED TRANSFER") without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (3) such proposed transferee shall have a net worth sufficient in Landlord's commercially reasonable judgment to meet the obligations of the Tenant under this Lease; (4) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (5) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

    F. Tenant shall, despite any Permitted Transfer, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any transferee without demand upon or proceeding in any way against any other person.

    G. Tenant agrees that in the event Landlord withholds its consent to any Transfer contrary to the provisions of this Section 13, Tenant's sole remedy shall be to seek an injunction in equity or compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent.

14. MECHANIC'S LIENS. Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises, the Building, or the Property and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Premises, the Building, or the Property. In the event any such lien is attached to the Premises, the Building, or the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys' fees, shall be paid by Tenant to Landlord promptly on demand as Additional Rent. If Landlord does consent to the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property by any party, which consent must be in writing, Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require, including, but not limited to, Builder's Risk and Worker's Compensation insurance. Tenant shall within ten (10) days of receiving such notice of lien or claim (a) have such lien or claim released or (b) deliver to Landlord a bond in form, content, amount and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim and the foreclosure or attempted foreclosure thereof. Tenant's failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default under Section 22. hereof entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

15. INSURANCE.

    A. Landlord shall maintain such insurance on the Building, Common Areas and the Premises (other than on Tenant's Property or on any additional improvements constructed in the Premises by Tenant), and such liability insurance in such type and amounts as are customarily maintained by landlords of comparable buildings in the "South Coast Metro" area of Costa Mesa and Santa Ana, California. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

    B. Tenant shall maintain at its expense, (1) in an amount equal to full replacement cost, special form (formerly known as all risk) property insurance on all of its personal property, including removable trade fixtures and leasehold and tenant improvements, and Tenant's Property located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Section 18 hereof and with deductibles in an amount reasonably satisfactory to Landlord, (2) worker's compensation and employers liability insurance, in statutory amounts and limits, covering all persons employed in connection with any work done on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises, and (3) a policy or policies of commercial general liability insurance (including endorsement or separate policy for owned or non-owned automobile liability) with respect to its activities in the Building and on the Property, with the premiums thereon fully paid on or before the due date, in an amount of not less than $2,000,000 per occurrence per person coverage for bodily injury, property damage, personal injury or combination thereof (the term "PERSONAL INJURY" as used herein means, without limitation, false arrest, detention or imprisonment, malicious prosecution, wrongful entry, liable and slander), provided that if only single limit coverage is available it shall be for at least $2,000,000 per occurrence with an umbrella policy of at least $5,000,000 combined single limit per occurrence. Tenant's insurance policies shall name Landlord and Building Manager as additional insureds and shall include coverage for the contractual liability of Tenant to indemnify Landlord and Building Manager pursuant to Section 16 of this Lease and shall have deductibles in an amount reasonably satisfactory to Landlord. Prior to Tenant's taking possession of the Premises, Tenant shall furnish certificates of such insurance, and such other evidence satisfactory to Landlord of the maintenance and timely renewal of such insurance, and Tenant shall obtain and deliver to Landlord a written obligation on the part of each insurer to notify Landlord at least thirty (30) days prior to the modification, cancellation or expiration of such insurance policies. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least thirty (30) days prior to the expiration date of each expiring policy, Landlord may obtain such insurance as Landlord may reasonably require to protect Landlord's interest (which obtaining of insurance shall not be deemed to be a waiver of Tenant's default hereunder). The cost to Landlord of obtaining such policies, plus an administrative fee in the amount of ten percent (10%) of the cost of such policies shall be paid by Tenant to Landlord as Additional Rent upon demand.

    C. The insurance requirements set forth in this Section 15 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party's liability under this Lease. In addition to the requirements set forth in Sections 15 and 16, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best's Insurance Guide, or A- in the current Standard & Poor Insurance Solvency Review, or in that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord and Landlord's lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of material change in coverage of available limits of coverage, except upon thirty (30) days prior written notice to Landlord and Landlord's lenders. Tenant will deliver either a duplicate original or a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant's obligations under this Lease, together with evidence satisfactory to Landlord of the payment of the premiums therefor, to Landlord on or before the date Tenant first occupies any portion of the Premises, at least thirty (30) days before the expiration date of any policy and upon the renewal of any policy. Landlord must give its prior written approval to all deductibles and self-insured retentions under Tenant's policies. Tenant may comply with its insurance coverage requirements through a blanket policy.

    D. If Tenant's business operations, conduct or use of the Premises or any other part of the Property causes an increase in the premium for any insurance policy carried by Landlord, Tenant will, within ten (10) days after receipt of notice from Landlord, reimburse Landlord for the entire increase.

    E. Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any personal injury or loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of the Landlord or Tenant or their respective employees, agents, contractors or invitees. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or on the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk for which insurance is required to be carried under this Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance.

16. INDEMNITY. To the extent not expressly prohibited by law, neither Landlord nor Building Manager nor any of their respective officers, directors, employees, members, managers, or agents shall be liable to Tenant, or to Tenant's agents, servants, employees, customers, licensees, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, customers, invitees, licensees or by any other person entering the Building or upon the Property under the invitation of Tenant (collectively, "Tenant Parties") or arising out of the use of the Property, Building or Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. Tenant hereby indemnifies and holds Landlord and Building Manager and their respective officers, directors, employees, members, managers and agents ("INDEMNITEES"), harmless from all liability, claims, damages, judgments, suits, causes of action, losses, and expenses, including attorneys' fees and court costs (collectively, "Indemnified Claims") arising or resulting from (a) any act or omission of Tenant or any Tenant Parties, (b) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere in the Project; and/or (c) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. This indemnity shall be enforceable to the full extent whether or not such liability and claims are the result of the sole, joint or concurrent acts, negligent or intentional, or otherwise, of Tenant, or any Tenant Party. Landlord shall in no event be liable to Tenant for any consequential damages or for loss of revenue or income and Tenant waives any and all claims for any such damages. Notwithstanding the terms of this Lease to the contrary, the terms of this Section shall survive the expiration or earlier termination of this Lease. Subject to Section 15E, the foregoing provisions of this section shall not however be deemed to exculpate Landlord from damages, costs or liabilities resulting from the negligence or willful misconduct of Landlord, its employees, agents or contractors (collectively "Landlord's Parties").

17. DAMAGES FROM CERTAIN CAUSES. To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or Tenant's employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord's willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft. Subject to Section 15E, the foregoing provisions of this section shall not however be deemed to exculpate Landlord from damages, costs or liabilities resulting from the negligence or willful misconduct of Landlord or Landlord's Parties).

18. CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's commercially reasonable opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord's mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty; provided, however, that Landlord terminates the leases of at least ninety five percent (95%) of the other tenants of the Building similarly affected by the casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement attached hereto as EXHIBIT D (except that Landlord shall not be responsible for delays not within the control of Landlord) to substantially the same condition in which it was immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty and Landlord's obligation to restore shall be further limited so that Landlord shall not be required to expend for the repair and restoration of the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, more than the dollar amount of the Allowance, if any, described in the Work Letter Agreement. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all improvements, including furniture, fixtures and equipment, which are necessary to permit Tenant's reoccupancy of the Premises. Except as set forth above, all cost and expense of reconstructing the Premises shall be borne by Tenant, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Property is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Property caused thereby to the extent such cost and expense is not covered by insurance proceeds. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

Notwithstanding anything to the contrary in this Paragraph 18, Tenant may elect to terminate this Lease if (i) the damage or destruction occurs during the last twelve (12) months of the Term or (ii) for reasons other than delays caused by Tenant, the Premises are not, or cannot reasonably be, substantially restored within one hundred eighty (180) days from the date of the casualty. The determination as to the time required to restore the Premises following a casualty shall be made by Landlord it its sole commercially reasonable discretion. Unless Landlord exercises its right to terminate this Lease as provided above, Landlord shall notify Tenant of the estimated restoration period ('"Restoration Notice") within sixty (60) days following the date of the casualty. If the estimated restoration period exceeds one hundred eighty (180) days from the date of the casualty, Tenant shall have the right to terminate this Lease upon notice to Landlord given within ten (10) days following Tenant's receipt of the Restoration Notice. If Tenant fails to terminate the Lease within said ten (10) day period, Tenant shall be deemed to have elected to continue this Lease in full force and effect. However, if subsequent to the Restoration Notice, the Premises have not been substantially restored as of the 210th day following the date of the casualty for reasons other than delays caused by Tenant, Tenant may terminate this Lease upon thirty (30) days' written notice to Landlord. Should Landlord thereafter complete the restoration of the Premises within thirty (30) days after receipt of Tenant's termination notice, Tenant's termination notice shall automatically be deemed null, void and rescinded as if it had never been sent, and this Lease shall continue in full force and effect.

19. CONDEMNATION. If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. In the event this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

20. HAZARDOUS SUBSTANCES.

    A. Tenant hereby represents and covenants to Landlord the following: No toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, radon, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, as amended ("CERCLA") (collectively, "HAZARDOUS SUBSTANCES") other than customary office supplies and cleaning supplies stored and handled within the Premises in accordance with all applicable laws, will be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Property, and no activity shall be taken on the Property, by Tenant, its agents, employees, invitees or contractors, that would cause or contribute to (i) the Property or any part thereof to become a generation, treatment, storage or disposal facility within the meaning of or otherwise bring the Property within the ambit of the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. 5901 et. seq., or any similar state law or local ordinance, (ii) a release or threatened release of Hazardous Substances, from the Property or any part thereof within the meaning of, or otherwise result in liability in connection with the Property within the ambit of CERCLA, or any similar state law or local ordinance, or (iii) the discharge of Hazardous Substances into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq., or the Clean Air Act, 42 U.S.C. 7401 et. seq., or any similar state law or local ordinance.

    B. Tenant expressly waives, to the extent allowed by law, any claims under federal, state or other law that Tenant might otherwise have against Landlord relating to the condition of such Property or the Premises or the Leasehold Improvements or personal property located thereon or the presence in or contamination of the Property or the Premises by hazardous materials. Tenant agrees to indemnify and hold Indemnitees (as defined in Section 16) harmless from and against and to reimburse Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses

    (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time-to-time by reason of or arising out of the breach of any representation or covenant contained in
    Section 20.A above.

    C. Tenant shall immediately notify Landlord in writing of any release or threatened release of Hazardous Substances of which Tenant has knowledge whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

    D. Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of:

        (1) Any written notice of release of Hazardous Substances on the Property that is provided by Tenant or any subtenant or other occupant if the Premises to a governmental or regulatory agency;

        (2) Any notice of a violation, or a potential or alleged violation, of any Environmental Law (hereinafter defined) that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency;

        (3) Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of Hazardous Substances on or from the Property;

        (4) Any claim that is instituted or threatened by any third-party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of Hazardous Substances on or from the Property; and

        (5) Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

    E. As used herein "ENVIRONMENTAL LAWS" mean all present and future federal, state and municipal laws, ordinances, rules and regulations applicable to environmental and ecological conditions, and the rules and regulations of the U.S. Environmental Protection Agency, and any other federal, state or municipal agency, or governmental board or entity relating to environmental matters.

    F. Landlord represents and warrants to Tenant that it has no actual knowledge, without independent investigation or inquiry, of the presence of Hazardous Substances within the Project, Building or the Premises in excess of legally permissible levels as of the date of execution of this Lease. If Hazardous Substances in excess of legally permissible levels are hereafter discovered on the Premises or in the Building or Project after the date of this Lease, Landlord shall be solely responsible at its expense for the removal and remediation thereof as required by applicable laws; provided, however, that such Hazardous Substances are not present by reason of Tenant's acts, omissions or breach under this Paragraph 22. Furthermore, to the extent that such Hazardous Substances are present as a direct result of Landlord's acts or negligence, Landlord shall indemnify and hold Tenant harmless from and against any actual damages, liability, cost or expense incurred by Tenant as a result of the presence of such Hazardous Substances.

21. AMERICANS WITH DISABILITIES ACT. Tenant agrees to comply with all requirements of the Americans with Disabilities Act (Public Law (July 26, 1990) ("ADA") applicable to the Premises and such other current acts or other subsequent acts, (whether federal or state) addressing like issues as are enacted or amended. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, liabilities, costs or damages suffered by Landlord as a result of additional obligations which may be imposed on the Building or the Property under of such acts by virtue of Tenant's operations and/or occupancy, including the alleged negligence of the Landlord. Tenant acknowledges that it will be wholly responsible for any provision of the Lease which could arguably be construed as authorizing a violation of the ADA. Any such provision shall be interpreted in a manner which permits compliance with the ADA and is hereby amended to permit such compliance. Notwithstanding the foregoing, Landlord covenants and warrants that to Landlord's actual knowledge, as of the Commencement Date, the Common Areas and the Premises shall comply with the ADA; provided, however, that Tenant shall be solely responsible for the cost of any additional ADA compliance requirements arising directly as a result of Tenant's specific use and operation of the Premises.

22. EVENTS OF DEFAULT.

    A. The following events shall be deemed to be "EVENTS OF DEFAULT" under this
    Lease:

        (1) Tenant shall fail to pay when due any Base Rent, Additional Rent or other amount payable by Tenant to Landlord under this Lease (hereinafter sometimes referred to as a "MONETARY DEFAULT") and such failure shall continue for a period of three (3) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and Landlord shall not be obligated to provide more than two (2) such notices during any twelve (12) month period of the Term.

        (2) Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within thirty (30) days after delivery to Tenant of notice of the occurrence of such failure provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161 and provided further that, if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same, and in fact, completes same within sixty (60) days after notice.

        (3) Any failure by Tenant to observe or perform any of the covenants with respect to (a) assignment and subletting set forth in Section 13, (b) mechanic's liens set forth in Section 14, or (c) insurance set forth in Section 15.

        (4) Tenant or any Guarantor shall (a) become insolvent, (b) make a transfer in fraud of creditors (c) make an assignment for the benefit of creditors, (d) admit in writing its inability to pay its debts as they become due, (e) file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty
            (60) days after the filing thereof.

        (5) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant's property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within sixty (60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

        (6) The leasehold estate hereunder shall be taken on execution or other process of law in any action against Tenant.

        (7) Tenant shall abandon the Premises while in default in the payment of Rent.

        (8) Tenant shall fail to take possession of and occupy the Premises within thirty (30) days following the Commencement Date and thereafter continuously conduct its operations in the Premises for the Permitted Use as set forth in Section 4 hereof.

        (9) The liquidation, termination, dissolution, forfeiture of right to do business or death of Tenant or any Guarantor.

23. REMEDIES.

    A. Upon the occurrence of any event or events of default under this Lease, whether enumerated in this Paragraph or not, in addition to all other remedies that may be available to Landlord at law or in equity, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand for possession whatsoever (and without limiting the generality of the foregoing, except as otherwise expressly provided in this Lease, Tenant hereby specifically waives notice and demand for payment of rent or other obligations due and waives any and all other notices or demand requirements imposed by applicable law):

        (1) Terminate this Lease upon written notice to Tenant, in which event Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized tenant improvement costs; attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant alterations, tenant improvements and any other items which Tenant is required under this Lease to remove but does not remove.

            As used in Paragraph 23A(1)(i) and 23A(1)(ii) above, the "worth at the time of award" is computed by allowing interest at the Default Rate set forth in Paragraph 1. As used in Paragraph 23A(1)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            If Landlord notifies Tenant of its election to terminate this Lease, Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting.

        (2) Without terminating this Lease, enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions or free rent) and for such uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant. If Landlord elects to terminate Tenant's right to possession of the Premises without terminating this Lease, Tenant shall continue to be liable for all rent and Landlord shall use reasonable efforts to relet the Premises or any part thereof to a substitute tenant or tenants for a period of time equal to or lesser or greater than the remainder of the Term on whatever terms and conditions Landlord, in Landlord's good faith discretion, deems advisable. For purposes hereof, Landlord shall be deemed to have used "reasonable efforts" to relet if Landlord places its customary "For Lease" sign within the Premises and places the Premises for lease with a reputable broker. In no event shall Landlord be obligated to lease the Premises in priority to other space within the Building.

        (3) Enter upon the Premises, by force, if necessary, without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the Default Rate and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

        (4) Continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4, and any successor statute thereof, in the event Tenant has abandoned the Premises. If Landlord elects to continue this Lease in full force and effect pursuant to this Paragraph 23A(4), then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Paragraph 23A(4) or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies. In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant. Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in default under this Lease. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of Landlord's alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant's agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

    B. For purposes of this Lease, the term "COSTS OF RELETTING" shall mean all costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees, the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant inducements such as the cost of moving the new tenant or tenants and the cost of assuming any portion of the existing lease(s) of the new tenant(s).

    C. Except as otherwise herein provided, no repossession or re-entering on the Premises or any part thereof pursuant to subparagraph (b) hereof or otherwise shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering on the Premises or any part thereof by reason of the occurrence of an event of default, Tenant will pay to Landlord the Base Rent and other rent or other sum required to be paid by Tenant pursuant to this Lease.

    D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

    E. This Paragraph 23 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. To the extent any provision of applicable law requires some action by Landlord to evidence or effect the termination of this Lease or to evidence the termination of Tenant's right of occupancy, Tenant and Landlord hereby agree that written notice by Landlord to any of Tenant's agents, servants or employees, which specifically sets forth Landlord's intention to terminate, shall be sufficient to evidence and effect the termination herein provided for.

    F. All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty
    (30) days after the end of the Term or the termination of Tenant's right to possession of the Premises, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

    G. Tenant hereby grants to Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity, and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the Premises and relet the same under order of court.

    H. If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

    I. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this lease. The acceptance by Landlord of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

    J. In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein. Furthermore, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney's fees, incurred by it in connection therewith. If Tenant, without fault, is made party to any litigation instituted by or against Landlord, Landlord shall indemnify Tenant against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney's fees, incurred by it in connection therewith.

24. NO WAIVER. Failure of Landlord or Tenant to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord or Tenant, but Landlord and Tenant shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord or Tenant to enforce their rights with respect to any one default shall not constitute a waiver of their rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance of surrender of the Premises.

25. PEACEFUL ENJOYMENT. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord's interest hereunder.

26. SUBSTITUTION. Intentionally omitted.

27. HOLDING OVER. In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to
Section 23.A(3) hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year. Tenant shall, throughout the first ninety (90) days of the holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) (200% effective as of the 91st day of the holdover period) of the greater of (a) the then current market rate, or (b) the Base Rent which would have been applicable had the Lease Term continued through the period of such holding over by Tenant. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise unless Landlord has sent written notice to Tenant that Landlord has elected to extend the Lease Term. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant shall also be liable to Landlord for all damages, including, without limitation, any consequential damages, which Landlord may suffer by reason of any holding over by Tenant and Tenant shall also indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant; provided Landlord notifies Tenant in writing at least thirty (30) days prior to the Lease Termination Date that Landlord has a signed proposal from a succeeding tenant to lease the Premises.

28. SUBORDINATION TO MORTGAGE/ESTOPPEL CERTIFICATE. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. As a condition to any subordination of this Lease, so long as Tenant is faithfully discharging its obligations under this Lease, Tenant's use, occupancy and possession of the Premises shall not be disturbed, nor shall this Lease be affected by any default under such mortgage. Furthermore, in the event of foreclosure or any enforcement of any such mortgage, the purchaser at such foreclosure sale shall be bound to Tenant and Tenant shall be bound to such purchaser for the Term of this Lease, and this Lease shall in all respects continue in full force and effect so long as Tenant performs all of its obligations hereunder. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building and/or the Property and Tenant agrees within ten (10) days after demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. The terms of this Lease are subject to approval by the Landlord's existing lender(s) and any lender(s) who, at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Property, and such approval is a condition precedent to Landlord's obligations hereunder. In the event that Tenant should fail to execute any subordination or other agreement required by this Section promptly as requested, then the terms and conditions of the agreements shall be binding on Tenant. Tenant agrees that it will from time-to-time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require. Tenant agrees periodically to furnish within ten (10) days after so requested by Landlord, ground lessor or the holder of any deed of trust, mortgage or security agreement covering the Building, the Property, or any interest of Landlord therein, a certificate signed by Tenant certifying (a) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) as to the Commencement Date and the date through which Base Rent and Tenant's Additional Rent have been paid, (c) that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant, (d) that except as stated in the certificate no rent has been paid more than thirty (30) days in advance of its due date, (e) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate), (f) that except as stated in the certificate, Tenant, as of the date of such certificate, has no charge, lien, or claim of offset against rent due or to become due, (g) that except as stated in the certificate, Landlord is not then in default under this Lease, (h) as to the amount of the Approximate Rentable Area of the Premises then occupied by Tenant,

(i) that there are no renewal or extension options, purchase options, rights of first refusal or the like in favor of Tenant except as set forth in this Lease,
(j) the amount and nature of accounts payable to Landlord under terms of this Lease, and (k) as to such other matters as may be requested by Landlord or ground lessor or the holder of any such deed of trust, mortgage or security agreement. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein. Landlord shall use reasonable efforts to obtain prior to the Commencement Date, a non-disturbance agreement from Landlord's current lender in commercially reasonable form for the benefit of Tenant.

29. NOTICE. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1.Y. of this Lease. When so mailed, the notice shall be deemed to have been given two
(2) business days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next business day after deposit with such overnight delivery service. The address specified in
Section 1.Y. of this Lease may be changed from time to time by giving written notice thereof to the other party. Neither party hereto shall be required to send any notice, request, demand, consent, approval, or other communication required or permitted under this Lease to more than two (2) other addresses in addition to the Premises.

30. OMITTED.

31. SURRENDER OF PREMISES. Upon the termination, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant will at once surrender possession and vacate the Premises, together with all Leasehold Improvements (except those Leasehold Improvements Tenant is required to remove pursuant to Section 8 hereof), to Landlord in good condition and repair, ordinary wear and tear excepted; conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required of Tenant under this Lease shall not be deemed "reasonable wear and tear." Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises. Subject to the Landlord's rights under Section 23 hereof, if Tenant fails to remove any of Tenant's Property within three (3) days after the termination of this Lease, or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expenses, shall be entitled to remove and/or store such Tenant's Property and Landlord shall be in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all reasonable expenses caused by such removal and all storage charges against such property so long as the same shall be in possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant's Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant's Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord under this Lease as by a bill of sale.

32. RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant's obligations under this Lease: (1) upon thirty (30) days prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to make any decorations, alterations, additions, improvements to the Building or Property, or any part thereof (including, with prior notice, the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building or Property, or as Landlord may be required to do by law; (5) to have access to the Premises at reasonable hours upon prior written notice (except for regularly scheduled services) to perform its duties and obligations and to exercise its rights under this Lease; (6) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises, excluding Tenant's vaults and safes; (7) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (8) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; provided Landlord shall have the right to restrict or prohibit access to the Building or the Premises at any time Landlord determines it is necessary to do so to minimize the risk of injuries or death to persons or damage to property (9) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Property; (10) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (11) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; and (12) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord's exercise of its rights under this clause 12, shall not be deemed to prohibit Tenant from the operation of its business in the Premises and shall not constitute a constructive eviction. Except in the case of an emergency, all repairs performed by Landlord shall be performed at a time and in a manner so as not to unreasonably interfere with Tenant's normal business operations.

33. EVENT OF BANKRUPTCY. In addition to, and in no way limiting, the other remedies set forth herein Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

    A. "Adequate protection" of Landlord's interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Paragraph 101, et seq. (such Bankruptcy Code as amended from time-to-time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

        (1) the continued payment by Tenant of the Base Rent and all other rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

        (2) the hiring of security guards to protect the Premises if Tenant abandons and/or ceases operations; such obligation of Tenant only to be effective so long as Tenant remains in possession and control of the Premises to the exclusion of Landlord;

        (3) the furnishing of an additional/new Security Deposit by Tenant in the amount of three (3) times the then-current monthly Base Rent and other rent payable hereunder.

    B. "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new Security Deposit in the amount of three (3) times the then-current Base Rent payable hereunder.

    C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

    D. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code.

    E. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rents and other rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

    F. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth (i) the name and address of such person or entity; (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty
    (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

    G. To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e)(2) of the Bankruptcy Code.

34. MISCELLANEOUS.

    A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

    B. Tenant agrees not to record this Lease. Notwithstanding the foregoing, Tenant shall have the right to record a short form memorandum of this Lease in form acceptable to Landlord provided that prior to recordation of such memorandum, Tenant executes and delivers to Landlord, in recordable form, a properly acknowledged quitclaim deed or other instrument extinguishing all of the Tenant's rights and interest in and to the Premises, the Building and the Property, and designating Landlord as the transferee, which deed or other instrument shall be held by Landlord and may be recorded by Landlord once the Lease terminates or expires (but not prior thereto). If such short form memorandum is recorded in accordance with the foregoing, Tenant shall pay for all costs related to such recording, including, but not limited to, recording charges and documentary transfer taxes.

    C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

    D. Events of "FORCE MAJEURE" shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

    E. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

    F. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

    G. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder other than Broker (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and
    (b) is or might be entitled to a commission or compensation in connection with this Lease. Landlord shall be solely responsible for the payment of all real estate commissions to Broker. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

    H. If there is more than one Tenant, or if the Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

    I. The individual signing this Lease on behalf of Tenant represents (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; (4) that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and
    (5) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is a corporation, Tenant will, prior to the Commencement Date, deliver to Landlord a copy of a resolution of Tenant's board of directors authorizing or ratifying the execution and delivery of this Lease, which resolution will be duly certified to Landlord's satisfaction by the secretary or assistant secretary of Tenant.

    J. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease.

    K. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

    L. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant is delivered to and accepted by Landlord, and this Lease has been approved by Landlord's mortgagee.

    M. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be not inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

    N. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof.

    O. Except as otherwise expressly qualified in this Lease, any consent or approval to be given hereunder shall not be unreasonably withheld, conditioned or delayed, and if withheld, shall be in writing and be accompanied by a written explanation of the reasons such consent or approval was withheld.

35. ENTIRE AGREEMENT. This Lease, including the following Exhibits:

    EXHIBIT A - Outline and Location of Premises
    EXHIBIT B - Rules and Regulations
    EXHIBIT C - Payment of Basic Costs
    EXHIBIT D - Work Letter
    EXHIBIT E - Additional Provisions
    EXHIBIT F - Commencement Letter (Sample)
    EXHIBIT G - Omitted
    EXHIBIT H - Parking

constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease which alone fully and completely expresses the agreement of the parties, neither party relying upon any statement or representation not embodied in this Lease. This Lease may be modified only be a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantibility, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

36. LIMITATION OF LIABILITY. EXCEPT TO THE EXTENT SPECIFICALLY ADDRESSED HEREIN, TENANT SHALL NOT HAVE THE RIGHT TO AN ABATEMENT OF RENT OR TO TERMINATE THIS LEASE AS A RESULT OF LANDLORD'S DEFAULT AS TO ANY COVENANT OR AGREEMENT CONTAINED IN THIS LEASE OR AS A RESULT OF THE BREACH OF ANY PROMISE OR INDUCEMENT IN CONNECTION HEREWITH, WHETHER IN THIS LEASE OR ELSEWHERE AND TENANT HEREBY WAIVES SUCH REMEDIES OF ABATEMENT OF RENT AND TERMINATION. TENANT HEREBY AGREES THAT TENANT'S REMEDIES FOR DEFAULT HEREUNDER OR IN ANY WAY ARISING IN CONNECTION WITH THIS LEASE INCLUDING ANY BREACH OF ANY PROMISE OR INDUCEMENT OR WARRANTY, EXPRESSED OR IMPLIED, SHALL BE LIMITED TO SUIT FOR DIRECT AND PROXIMATE DAMAGES PROVIDED THAT TENANT HAS GIVEN THE NOTICES AS HEREINAFTER REQUIRED. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD TO TENANT FOR ANY DEFAULT BY LANDLORD UNDER THIS LEASE SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING AND THE PROPERTY AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING AND THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR DIRECT AND PROXIMATE DAMAGES, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES ("LANDLORD MORTGAGEES") NOTICE AND REASONABLE TIME TO CURE ANY ALLEGED DEFAULT BY LANDLORD. NOTWITHSTANDING THE FOREGOING, TENANT SHALL BRING SUCH SUIT WITHIN SIX (6) MONTHS OF THE LANDLORD'S DEFAULT HEREUNDER, UNLESS AGREED BY THE PARTIES HERETO TO EXTEND SUCH TIME IN WRITING. TENANT'S FAILURE TO ASSERT SUCH RIGHTS WITHIN SIX (6) MONTHS SHALL BE CONSTRUED AS A WAIVER OF TENANT'S REMEDIES HEREIN.

37. LANDLORD'S LIEN. In addition to any statutory lien for rent in Landlord's favor, Landlord (the secured party for purposes hereof) shall have and Tenant (the debtor for purposes hereof) hereby grants to Landlord, a continuing security interest for all Base Rent, rent and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises subject to this Lease (a description of the property in and upon which the Premises is located and an outline of the Premises are attached hereto as EXHIBIT A), and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. Fixtures located at the Premises and products of collateral are also covered hereby by the filing hereof in the real property records of Orange County, California. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Paragraph at public or private sale upon ten (10) days notice to Tenant which notice Tenant hereby agrees is adequate and reasonable. Tenant hereby agrees to execute such other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Landlord and Tenant agree that this Lease and the security interest granted herein serve as a financing statement and a copy or photographic or other reproduction of this Paragraph of this Lease may be filed of record by Landlord and have the same force and effect as the original. Tenant warrants and represents that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family or household purposes. Tenant further warrants and represents to Landlord that the lien granted herein constitutes a first and superior lien and that Tenant will not allow the placing of any other lien upon any of the property described in this Paragraph without the prior written consent of Landlord.

38. WARRANTY WAIVER. EXCEPT AS OTHERWISE SET FORTH HEREIN, NO WARRANTY OF MATERIALS, WORKMANSHIP OR APPLIANCES HAS BEEN MADE OR IS EXPRESSED OR IMPLIED BY THIS LEASE. LANDLORD, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND CONTRACTORS EXPRESSLY DISCLAIM AND TENANT EXPRESSLY WAIVES ANY WARRANTY OF HABITABILITY, GOOD AND WORKMANLIKE CONSTRUCTION, SUITABILITY, OR DESIGN OR FITNESS FOR A PARTICULAR PURPOSE. TENANT IS NOT RELYING ON ANY REPRESENTATIONS BY LANDLORD OR LANDLORD'S OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS AND CONTRACTORS. TENANT EXPRESSLY WAIVES, TO THE EXTENT ALLOWED BY LAW, ANY CLAIMS UNDER FEDERAL, STATE OR OTHER LAW THAT TENANT MIGHT OTHERWISE HAVE AGAINST LANDLORD RELATING TO THE CONDITION OF SUCH PROJECT OR PREMISES OR THE IMPROVEMENT OR PERSONAL PROPERTY LOCATED THEREON OR THE PRESENCE IN OR CONTAMINATION OF THE PROJECT OR THE PREMISES BY HAZARDOUS MATERIALS.

39. COMMON AREAS. During the Term of this Lease, Tenant shall have the nonexclusive right to use the Common Areas of the Building in common with Landlord and all persons, firms and corporations conducting business in the Building and their respective customers, guests, licensees, invitees (including patients and clients), subtenants, employees and agents, subject to the terms of this Lease, the rules and regulations referenced in Section 4 above and all covenants, conditions and restrictions now or hereafter affecting the Building.

40. LANDLORD'S RESERVATION OF RIGHTS. Provided Tenant's use and enjoyment of and access to the Premises and parking to be provided to Tenant under this Lease are not interfered within an unreasonable manner, Landlord reserves for itself, without liability to Tenant, the right from time to time to: (i) change the name of the Building; (ii) designate all sources furnishing sign painting or lettering; (iii) grant to anyone the exclusive right to conduct any particular business or undertaking in the Premises; (iv) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; (v) make changes to the Building and all appurtenant areas, including, without limitation, to the design and layout of the driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, parking spaces and parking areas and other improvements appurtenant to the Building; and (vi) use or close temporarily the Common Areas, and/or other areas appurtenant to the Building while engaged in making improvements, repairs or alterations to the Building, the Common Areas, or any portion thereof. Notwithstanding the foregoing, Tenant shall have reasonable access to the Premises at all times in accordance with
Section 7.A.(8).

41. PARKING. Landlord shall provide parking to Tenant as set forth in EXHIBIT H to this Lease.

[END OF NUMBERED PROVISIONS]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST                           LANDLORD:

                                         STARWOOD O.C. PORTFOLIO I, L.L.C.,
                                         a Delaware limited liability company

                                         By: Starwood O.C. Holdings, L.L.C.
By:                                          Its: sole member
    ----------------------------------
    Name:                                    By: Transwestern O.C., L.L.C.
          ----------------------------           Its: member manager
    Title:
           ---------------------------


By: /s/ Rosa Betty Villarreal                    By: Transwestern Investment
    ----------------------------------               Company, L.L.C.
    Name:                                            Its: agent
          ----------------------------
    Title: Administrative Assistant                  By: /s/ Stephen D. Miller
                                                         -----------------------
                                                             Stephen D. Miller
                                                             Vice President
                                                             Date: 11/13/00


WITNESS/ATTEST                           TENANT:

                                         NQL INC., a Delaware corporation


By: /s/ Suzanne B. Schnitzer             By: /s/ Douglas J. Tullio
    ----------------------------------       -----------------------------------
    Name:                                    Name:
          ----------------------------             -----------------------------
    Title: Executive Assistant               Title: Chief Executive Officer


By: /s/ Heather Vuncanon                 By: /s/ Robert O. Riiska
    ----------------------------------       -----------------------------------
    Name:                                    Name:
          ----------------------------             -----------------------------
    Title: Legal Administrator               Title: Chief Financial Officer

                                    EXHIBIT A

                        OUTLINE AND LOCATION OF PREMISES


This Exhibit is attached to and made a part of the Lease dated November 13, 2000 by and between STARWOOD O.C. PORTFOLIO I, L.L.C., a Delaware limited liability company ("LANDLORD"), and NQL INC., a Delaware corporation ("TENANT"), for space in the Building located at 4 Hutton Centre Drive, Suite 500, Santa Ana, California.

                                    EXHIBIT B

                              RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

1. Sidewalks, entrances, passageways, courts, corridors, vestibules, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building's corridors from the exterior of the Building.

2. Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant and Landlord shall not in any case be responsible therefor.

3. Any sign, lettering, picture, notice, advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building. No nails, hooks or screws (except for customary artwork or wall hangings) shall be driven or inserted into any part of the Premises or Building except by Building maintenance personnel, nor shall any part of the Building be defaced or damaged by Tenant.

4. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys and passes shall be returned to Landlord at the expiration or earlier termination of this Lease.

5. Tenant shall refer all contractors, contractors representatives and installation technicians for Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, window trim, ceilings, equipment and any other physical portion of the Building. Tenant shall not waste electricity, water or air conditioning. All controls shall be adjusted only by Building personnel.

6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to persons resulting from such activity. If any equipment, property and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

7. All corridor doors (excluding the doors at the main entrance to Tenant's Premises), when not in use, shall remain closed. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

8. Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves which may be transmitted beyond the Premises.

9. Canvassing, soliciting and peddling in or about the Building or Property is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

10. Tenant shall not use the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building.

11. Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building or Property.

12. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

13. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant in the Building.

14. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services.

15. Tenant shall not open or permit to be opened any window in the Premises. This provision shall not be construed as limiting access of Tenant to any balcony adjoining the Premises.

16. To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Property, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord' sole discretion.

17. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, with respect to the Premises, the Building, the Property and their respective use or occupancy thereof. Tenant shall not make or permit any use of the Premises, the Building or the Property, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property.

18. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building or the Property; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

19. All deliveries to or from the Premises shall be made only at times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

20. Tenant shall, except in the case of an emergency, carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

21. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements thereto.

22. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

23. Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any area designated by Landlord (whether through the posting of a "no smoking" sign or otherwise) as a "no smoking" area. In no event shall Tenant or any of its employees, agents, contractors, invitees or customers smoke in the hallways or bathrooms of the Building. Landlord reserves the right to designate, from time to time, additional areas of the Building and the Property as "no smoking " areas and to designate the entire Building and the Property as a "no smoking" area.

                                    EXHIBIT C

                             PAYMENT OF BASIC COSTS

This Exhibit is attached to and made a part of the Lease dated November 13, 2000 by and between STARWOOD O.C. PORTFOLIO I, L.L.C., a Delaware limited liability company ("LANDLORD"), and NQL INC., a Delaware corporation ("TENANT"), for space in the Building located at 4 Hutton Centre Drive, Suite 500, Santa Ana, California.

A. Commencing January 1, 2002, during each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant's Pro Rata Share of the amount by which (a) Basic Costs (as defined below) for the applicable calendar year exceeds Basic Costs for calendar year 2001 (the "BASE YEAR"). Prior to January 1 of each calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of Basic Costs for the applicable full or partial calendar year and Tenant's Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the amount by which Basic Costs for such calendar year will exceed Basic Costs for the Base Year. Landlord shall have the right from time to time during any such calendar year to revise the estimate of Basic Costs for such year and provide Tenant with a revised statements therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of Basic Costs for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year's estimate. Tenant shall pay Landlord for any underpayment within fifteen (15) days of Tenant's receipt of such estimate. Any overpayment in excess of the equivalent of one (1) month's Base Rent shall be refunded to Tenant or credited against the installment(s) of Additional Rent next coming due under the Lease. Any overpayment in an amount equal to or less than the equivalent of one (1) month's Base Rent shall be refunded to Tenant or credited against the installment of Additional Rent due for the month immediately following the furnishing of such estimate. Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph A below, when actual Basic Costs are determined for such calendar year.

B. As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs for the previous calendar year. If for any calendar year the Additional Rent collected for the prior year, as a result of Landlord's estimate of Basic Costs, is in excess of Tenant's Pro Rata Share of the amount by which Basic Costs for such prior year exceeds Basic Costs for the Base Year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option apply such amount against Additional Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, within fifteen (15) days of Tenant's receipt of such statement, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

C. Basic Costs shall mean all direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building and the Property including but not limited to, the following:

(1) All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, professional training, payroll, social security, unemployment and other similar taxes, workers' compensation insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits; provided, however, that if any such persons do not perform services exclusively at the Building, only the portion of labor costs allocable to services performed at the Building shall be included in Basic Costs.

(2) All management fees (which shall be consistent with management fees of similar buildings in the immediate surrounding area), the cost of equipping and maintaining a management office at the Building, accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property.

(3) All rent costs (unless if purchased, rather than rented, such would constitute a capital expense) and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

(4) All amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement and control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems and equipment of the

     Building and the garage. However, the cost of any equipment, system, or improvements that are capitalized by Landlord and are otherwise includable in Operating Costs shall be amortized in accordance with generally accepted accounting principles over the useful life of such item and only the applicable amortized amount shall be included in Operating Costs for that accounting year. Capital improvements which are purchased or incurred as a labor-saving measure or to affect other economics in the operation or maintenance of the Building shall only be included to the extent the annual amortized costs do not exceed the actual cost savings realized and such savings do not rebound primarily to the benefit of any particular tenant.

(5) All premiums and deductibles paid by Landlord for fire and extended insurance coverage, earthquake and extended coverage insurance, liability and extended coverage insurance, Rent loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by landlords of comparable office buildings or required to be carried by Landlord's mortgagee.

(6) Costs for all utilities, including but not limited to water, electricity, gas and sewer, but excluding those electrical charges for which tenants are individually responsible.

(7) "TAXES", which for purposes hereof, shall mean (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building's personal property, including license expenses, (c) all taxes imposed on services of Landlord's agents and employees, (d) all sales, use or other tax, excluding state and/or federal income tax now or hereafter imposed by any governmental authority upon Rent received by Landlord, (e) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (f) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes; provided, however, that to the extent Tenant has paid Taxes, Tenant shall be entitled to receive a credit for Tenant's Pro Rata Share of any rebate or reduction in Taxes obtained by Landlord, net of Landlord's costs of seeking such rebate or reduction. Estimates of real estate taxes and assessments for any calendar year during the Lease Term shall be determined based on Landlord's good faith estimate of the real estate taxes and assessments. Taxes and assessments hereunder are those accrued with respect to such calendar year, as opposed to the real estate taxes and assessments paid or payable for such calendar year.

(8) All landscape expenses and costs of repairing, resurfacing and striping of the parking areas and garages of the Property, if any.

(9) Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or mini-blind cleaning, janitorial services, metal refinishing, pest control, uniform supply, landscaping and any parking equipment.

(10) Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants, including the cost of maintaining all interior Common Areas including lobbies, multi-tenant hallways, restrooms and service areas.

(11) The amortized cost of capital improvements made to the Building or the Property which are (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building as long as expected reductions in operating expenses are realized by Tenant during Tenant's occupancy; or (b) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord's insurance carrier. The cost of such capital improvements shall be amortized over a period of five (5) years, or longer (at Landlord's option), and shall, at Landlord's option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period for any capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the payback period.

(12) Any other costs of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first class office building, would be construed as an operating expense.

D. Basic Costs shall not include repairs and general maintenance paid from proceeds of insurance or by a tenant or other third parties, and alterations attributable solely to individual tenants of the Property. Further, Basic Costs shall not include the cost of capital improvements (except as above set forth), depreciation, interest (except as provided above with respect to the amortization of capital improvements), lease commissions, and principal payments on mortgage and other non-operating debts of Landlord. Capital improvements are more specifically defined as:

(1) Costs incurred in connection with the original construction of the Property or with any major changes to same, including but no limited to, additions or deletions of corridor extensions, renovations and improvements of the Common Areas beyond the costs caused by normal wear and tear, and upgrades or replacement of major Property systems; and

(2) Costs of correcting defects (including latent defects), including any allowances for same, in the construction of the Property or its related facilities; and

(3) Costs incurred in renovating or otherwise improving, designing, redesigning, decorating or redecorating space for tenants or other occupants of the Property or other space leased or held for lease in the Property.

E. If the Building and the other buildings Landlord operates in conjunction therewith are is not at least ninety-five percent (95%) occupied, in the aggregate, during any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the Approximate Rentable Area of the Building and such other buildings at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall be determined as if the Building and such other buildings had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Approximate Rentable Area of the Building and such other buildings during such calendar year. If Tenant pays for its Pro Rata Share of Basic Costs based on increases over a "Base Year" and Basic Costs for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Basic Costs for such Base Year shall also be determined as if the Building and such other buildings had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Approximate Rentable Area of the Building and such other buildings. Any necessary extrapolation of Basic Costs that are affected by changes in the occupancy of the Building and such other buildings (including, at Landlord's option, Taxes) to the cost that would have been incurred if the Building and such other buildings had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Approximate Rentable Area of the Building and such other buildings.

IN WITNESS WHEREOF, Landlord and Tenant have executed this EXHIBIT C as of the day and year first above written.

WITNESS/ATTEST                           LANDLORD:

                                         STARWOOD O.C. PORTFOLIO I, L.L.C.,
                                         a Delaware limited liability company

                                         By: Starwood O.C. Holdings, L.L.C.
By: /s/ ROSA BETTY VILLARREAL                Its: sole member
    --------------------------------
    Name: Rosa Betty Villarreal              By: Transwestern O.C., L.L.C.
    Title: Administrative Associate              Its: member manager

                                                 By: Transwestern Investment
                                                     Company, L.L.C.
                                                     Its: agent

                                                     By: /s/ STEPHEN D. MILLER
                                                         -----------------------
                                                         Stephen D. Miller
                                                         Vice President
                                                         Date: November 13, 2000


WITNESS/ATTEST                           TENANT:

                                         NQL INC., a Delaware corporation


By: /s/ SUZANNE B. SCHNITZER             By: /s/ DOUGLAS J. TULLIO
    ------------------------------           -----------------------------------
    Name: Suzanne B. Schnitzer               Name: Douglas J. Tullio
    Title: Executive Assistant               Title: CEO


By: /s/ HEATHER VUNCANON                 By: /s/ ROBERT O. RIISKA
    ------------------------------           -----------------------------------
    Name: Heather Vuncanon                   Name: Robert O. Riiska
    Title: Legal Administrator               Title: CFO

                                    EXHIBIT D

                                   WORK LETTER

                  (LANDLORD COMPLETES WORK WITHIN AN ALLOWANCE)

This Exhibit is attached to and made a part of the Lease dated November __, 2000 by and between STARWOOD O.C. PORTFOLIO I, L.L.C., a Delaware limited liability company ("LANDLORD"), and NQL INC., a Delaware corporation ("TENANT"), for space in the Building located at 4 Hutton Centre Drive, Suite 500, Santa Ana, California.

This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "LANDLORD'S WORK." Landlord and Tenant acknowledge that Plans (hereinafter defined) for the Landlord's Work have not yet been prepared and, therefore, it is impossible to determine the exact cost of the Landlord's Work at this time. Accordingly, Landlord and Tenant agree that Landlord's obligation to pay for the cost of Landlord's Work shall be limited to $278,190 (the "MAXIMUM AMOUNT") and that Tenant shall be responsible for the cost of Landlord's Work to the extent that it exceeds the Maximum Amount. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord's Work. Notwithstanding anything to the contrary contained herein or elsewhere in this Lease, Landlord and Tenant acknowledge and agree that a construction administration fee of four percent (4%) of the cost of Landlord's Work shall be applied against the Maximum Amount to cover the services of Landlord's tenant improvement coordinator.

Space planning, architectural and engineering (mechanical, electrical and plumbing) drawings for the Landlord's Work shall be prepared at Landlord's sole cost and expense, provided that such costs shall be included in the cost of Landlord's Work for purposes of determining if the Maximum Amount is exceeded. The space planning, architectural and mechanical drawings are collectively referred to herein as the "PLANS".

Tenant shall furnish any requested information and approve or disapprove any preliminary or final layout, drawings, or plans within two (2) Business Days after written request. Any disapproval shall be in writing and shall specifically set forth the reasons for such disapproval. Tenant and Landlord's Architect shall devote such time in consultation with Landlord and Landlord's engineer as may be required to provide all information Landlord deems necessary in order to enable Landlord's Architect and engineer to complete, and obtain Tenant's written approval of the Plans for the Landlord's Work by not later than October 27, 2000 (the "PLANS DUE DATE"). In the event that Tenant fails to approve the Plans by the Plans Due Date, Tenant shall be responsible for one (1) day of Delay (as defined in the Lease) for each day during the period beginning on the day following the Plans Due Date and ending on the date Tenant approves the Plans.

Landlord shall obtain no less than three (3) "Qualified Bids" (as defined below) on the Plans. All contractors invited to bid shall have the following qualifications: (a) be licensed; (b) be bondable; (c) be financially capable of performing Landlord's Work; (d) have expertise in constructing improvements such as those contemplated by the Lease; (e) have the ability to undertake such work in the general vicinity of the Premises within the estimated time period desired by Landlord and Tenant; and (f) be willing to sign the AIA Addendum attached hereto as Schedule 1, unaltered except for the completion of blank spaces therein (all such bids being referred to hereinafter as "Qualified Bid(s)"). Landlord shall select the lowest Qualified Bid to perform Landlord's Work; provided, however, that before awarding the construction contract, Landlord shall have the right to review and adjust all Qualified Bids as may be necessary in Landlord's reasonable discretion to ensure that the specifications and scope of work in all Qualified Bids is identical. Prior to commencing any construction of Landlord's Work, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord's Work, including but not limited to labor and materials, contractor's fees and permit fees. Within three (3) Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord's Work. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

In the event Landlord's estimate and/or the actual cost of construction shall exceed the Maximum Amount (such amounts exceeding the Maximum Amount being herein referred to as the "EXCESS COSTS"), Tenant shall pay to Landlord such Excess Costs upon demand. Notwithstanding the foregoing, Tenant shall have the right to amortize up to $5.00 per usable square foot of any excess costs above the Maximum Amount, i.e., up to $92,730.00, over the initial sixty (60) months of the Term with interest at eleven percent (11%) per annum. Such amount shall be due and payable in equal monthly installments concurrently with Tenant's monthly payments of Base Rent under the Lease. Tenant shall notify Landlord in writing of its election to amortize any Excess Costs within five (5) days of determination of the total Excess Costs, but in any event prior to the Commencement Date. As a condition to such right, Tenant shall deposit with Landlord the Supplemental Security Deposit described in Paragraph 6 of the Lease on or before the Commencement Date, otherwise, such Excess Costs shall be payable to Landlord upon demand on or before the Commencement Date. The statements of costs submitted to Landlord by Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof upon demand to the extent that the cost of performing such revision cause the cost of Landlord's Work to exceed the Maximum Amount. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost, if any, which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant shall, within two (2) Business Days, notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any Delay in completion of the Premises resulting therefrom. In the event such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Maximum Amount, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 5 hereof and Tenant shall pay such Excess Costs upon demand.

Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Landlord's Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Landlord's Work.

This EXHIBIT D shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of this Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this EXHIBIT D as of the day and year first above written.

WITNESS/ATTEST                          LANDLORD:

                                        STARWOOD O.C. PORTFOLIO I, L.L.C.,
                                        a Delaware limited liability company

                                        By: Starwood O.C. Holdings, L.L.C.
By: /s/ ROSA BETTY VILLARREAL               Its: sole member
    --------------------------------
    Name: Rosa Betty Villarreal             By: Transwestern O.C., L.L.C.
    Title: Administrative Associate             Its: member manager

                                                By: Transwestern Investment
                                                    Company, L.L.C.
                                                    Its: agent

                                                    By: /s/ STEPHEN D. MILLER
                                                        ------------------------
                                                        Stephen D. Miller
                                                        Vice President
                                                        Date: November 13, 2000

WITNESS/ATTEST                          TENANT:

                                        NQL INC., a Delaware corporation


By: /s/ SUZANNE B. SCHNITZER            By: /s/ DOUGLAS J. TULLIO
    --------------------------------        ------------------------------------
    Name: Suzanne B. Schnitzer              Name: Douglas J. Tullio
    Title: Executive Assistant              Title: CEO

By: /s/ HEATHER VUNCANON                By: /s/ ROBERT O. RIISKA
    --------------------------------        ------------------------------------
    Name: Heather Vuncanon                  Name: Robert O. Riiska
    Title: Legal Administrator              Title: CFO

                             SCHEDULE 1 TO EXHIBIT D

                            ADDENDUM TO AIA CONTRACT
           DATED EFFECTIVE AS OF _____________, _____ , BY AND BETWEEN
           ____________________________________________, AS CONTRACTOR
                 AND [OWNER __________________________________]
                  PROPERTY: __________________________________

REFERENCE IS MADE to that certain contract for service (the "Contract") captioned above, to which this addendum (the "Addendum") is attached and hereby made a part for all purposes. The parties to the Contract and this Addendum hereby acknowledge, agree to and adopt the following provisions, to be effective as of the effective date of the Contract, to the same extent as if the provisions hereof were specifically set forth in the Contract.

I.   Defined Terms.

     (A) Contractor: The party cited above as "Contractor," who is also a party to the Contract.

     (B) Manager: [APPROPRIATE TRANSWESTERN ENTITY], the property manager engaged by the Owner to manage the project completion.

     (C) Owner: The person or entity which owns and holds legal title to the Project.

     (D) Project: The project, or collectively, projects, cited above, to which Contractor's services under the Contract relate.

     (E) Other defined terms: All other terms capitalized but not defined in this Addendum shall have the meanings assigned to them in the Contract.

II.  Contractor's Indemnity.

     (A) Notwithstanding any provision of the Contract to the contrary, Contractor hereby agrees to defend, indemnify, and hold Manager, Asset Manager and Owner, their respective officers, directors, shareholders, members, managers, partners, agents, affiliates, employees and independent contractors (collectively the "Indemnitees"), harmless from all suits, liabilities, claims, demands, or causes of action, of any kind, whether in contract or in tort, including but not limited to costs of investigation, court costs, litigation expenses, and reasonable attorney's fees arising from or incidental to the services contemplated under the Contract or this Addendum, including but not limited to:

         (1) any claim for workers' compensation benefits, salaries, employment taxes, benefits, pensions, or assessments by or injury to or death of any employee of Contractor and any subcontractor and/or independent contractor of Contractor (and any employee of any such subcontractor and/or independent contractor), or any third party whether caused by the negligence of Contractor, subcontractor and/or independent contractor of Contractor, the concurrent negligence of any Indemnitee or by any cause whatsoever;

         (2) all claims in favor of any persons(s) or entity(ies) (including any Indemnitee) on account of damage to property, personal injuries, bodily injuries or death, by reason of any: (a) act or alleged act of; (b) omission of; (c) negligence of; (d) willful misconduct of;
             (e) breach of any or all of the terms of the Contract or this Addendum by; or (f) action which is not permitted by or pursuant to the provisions of the Contract or this Addendum, taken by or on behalf of: Contractor, its subcontractors and/or independent contractors, or anyone directly or indirectly employed by Contractor under the control of Contractor, including when (i) the basis of such claim is alleged to be caused by the negligence of any Indemnitee, or is alleged or is actually caused by the negligence of any Indemnitee to the extent that such negligence arises directly from the act of hiring the Contractor, and/or (ii) such claim arises from concurrent claims against Contractor, its subcontractors, independent contractors, or anyone directly or indirectly employed by or under the control of Contractor;

         (3) Contractor's failure to adequately effect and maintain the types and levels of insurance required of Contractor under this Addendum or failure to require and assure that Contractor's subcontractors and/or independent contractors effect and maintain the types and levels of insurance required of subcontractor under this Addendum;

         (4) Contractor's failure to obtain all necessary waivers of subrogation as set out under this Addendum;

         (5) Contractor's failure to follow and comply with all federal, state and local statutes, rules, regulations and standards, including, but not limited to those established by OSHA or the EPA, or under CERCLA or the ADA.

     (B) Contractor will be responsible for its own work and every part thereof, and all work of every description done or used in connection therewith, and will specifically and distinctly assume and does hereby so assume, all risks of damage or injury form whatever cause to property or persons used or employed on or in connection with such work, and all damages or injury from any cause to property or persons wherever located resulting from any action or operation under the Contract or in connection with such work.

     (C) This indemnification shall not be limited to damages, compensation or benefits payable under insurance policies, workers' compensation act, disability benefit acts or other employees' benefit acts.

     (D) To the extent that the Contract attached hereto contains indemnification of either party by the other, or any such party, such indemnification provisions are void and the indemnity provisions herein supersede all other indemnity provisions. The indemnification provisions of this section will survive the termination or expiration of the Contract, with respect to any claims arising as the result of events occurring during the effective term of the Contract.

III. Contractor's Insurance. Notwithstanding any provision of the Contract to the contrary, Contractor, at the Contractor's sole cost and expense, shall purchase and maintain in full force and effect during the term of this Agreement, insurance with insurance companies which are acceptable to Owner and Manager and authorized to do business within the State of ____________ with a minimum A.M. Best rating of _________, and insuring for Contractor's liabilities while it is performing work hereunder for the following types and the following minimum amounts:

     (A) Commercial General Liability - bodily injury and property damage combined: $______________ each occurrence, $___________ aggregate, written on an occurrence form. General liability risks and key exposures to be covered shall include, but not be limited to, premises and operations in connection with the project, completed operations and products liability, broad form property damage liability, contractual liability, contractors' protective liability, personal injury liability, fire liability and excess umbrella liability. Such policy shall name the Owner and the Manager as additional insureds and shall be primary and not excess over any liability policies carried by Owner or Manager;

     (B) Automobile Liability - bodily injury and property damage combined in an amount not less than $___________________ each occurrence which shall name the Owner and Manager as additional insureds as to the liabilities arising from the actions of the Contractor, or its agents, employees or subcontractors and shall be primary and not excess over any liability policy carried by Owner or Manager;

     (C) Workers' Compensation - insurance in full compliance with all applicable state and federal laws and regulations covering all employees of Contractor. Coverage shall include employer's liability insurance in an amount of not less than $500,000. Such policy shall contain a waiver of subrogation as to the Owner and Manager;

     (D) Umbrella Liability - written on an occurrence form providing coverage in an amount of not less than $_________ . Such insurance shall be in excess of all liability coverages required herein and shall name the Owner and Manager as additional insureds;

     (E) Owner's/Contractor's Protective Liability - to the extent required by the Owner or Manager; Protective Insurance on an occurrence form, in an amount of not less than $_______________ combined single limit per occurrence for bodily injury, personal injury and property damage, naming Owner and Manager as named insureds;

Optional - not applicable unless new construction

     (F) Builder's Risk - unless purchased and maintained by the Owner or Development Manager, replacement cost coverage necessary to fully protect the project until completion, written on a completed value form and on an "all-risk" basis. Such policy shall include coverage for materials and equipment stored off-site or in transit and shall continue to provide coverage despite partial occupancy of the project. Such policy shall name the Owner, the Development Manager and all subcontractors as additional insureds, and shall name the Owner and mortgagee as loss payees.

         Contractor shall cause such policies (i) to be open for inspection by the Owner or Manager at all times, and (ii) to be properly endorsed to provide that the insurers shall give Manager (30) days' prior written notice of termination, alteration or change therein. Before commencing any work hereunder, Contractor shall furnish to the Manager Certificates evidencing the existence of such insurance.

IV. Subcontractor's Insurance. The Contractor shall require that all subcontractors and/or independent contractors employed, utilized or engaged by Contractor, or by any other subcontractor performing work on the Project, to obtain and maintain in full force and effect during the term of their involvement in the Project insurance with companies authorized to do business within the State of __________ with a minimum A. B. Best rating of ____, and insuring for such contractor's liabilities while performing work on the project for the following types and the following minimum amounts.

     (A) Commercial General Liability - bodily injury and property damage combined: $______________ each occurrence, $______________ aggregate, written on an occurrence form. General liability risks and key exposures to be covered shall include, but not be limited to, premises and operations in connection with the project, completed operations and products liability, broad form property damage liability, contractual liability, contractors' protective liability, personal injury liability, fire liability and excess umbrella liability. Such policy shall be primary to all liability policies carried by Owner or Manager and shall name the Owner and the Manager as additional insureds;

     (B) Automobile Liability - bodily injury and property damage combined in an amount not less than $_________ each occurrence which shall name the Owner and Manager as additional insureds as to the liabilities arising from the actions of the Contractor, or its agents, employees or subcontractors and shall be primary and not excess over any liability policy carried by Owner or Manager;

     (C) Workers' Compensation - insurance in full compliance with all applicable state and federal laws and regulations covering all employees of Contractor. Coverage shall include employer's liability insurance in an amount of not less than $_________. Such policy shall contain a waiver of subrogation as to the Owner and Manager;

     (D) Architect and Engineer's Error and Omissions - to the extent that a contractor hired, employed or engaged by or through the Contractor provides professional design services, the such contractor is required to carry professional errors and omissions coverage (professional liability insurance) in an amount of not less than $_________ having a per occurrence deductible of not more than $10,000. Where construction services and professional design services are provided by the same contractor, then such policy must include coverage for the design services provided on the Project;

     (E) Umbrella Liability - written on an occurrence form providing coverage in an amount of not less than $_________. Such insurance shall be in excess of all liability coverages required herein and shall name the Owner and Manager as additional insureds;

         General contractor shall insure that such policies (i) are to be open for inspection by the Owner, Manager or Contractor at all times, and
         (ii) are properly endorsed to provide that the insurers shall give Contractor (30) days' prior written notice of termination, alteration or change therein. Contractor shall require that subcontractors provide original Certificates evidencing the existence of such insurance before such subcontractors can perform any work on the Project. Further, Contractor shall provide Manager with copies of such Certificates prior to any progress payments being made.

V. Environmental Impairment Insurance. Should any work related to the Project, this Contract, or any subcontract require or involve the installation, removal, escape, disposal or release of any biologically or chemically active or other hazardous substances or materials (including asbestos), then Contractor shall maintain, or cause any subcontractors or independent contractors to carry, Contractor Environmental Impairment/Pollution Liability Insurance with coverage on a "claims made" basis, with a discovery period of 12 months which shall insure that Contractor, Owner and Manager for work performed under this contract with the following minimum levels:

     (A) liability level each loss: $3,000,000

     (B) liability level aggregate: $3,000,000

VI. Conflict. In the event of a conflict between the terms of the Contract and of this Addendum, the provisions of this Addendum shall prevail.

VII. Separability. The invalidity of unenforceability of a provision of this Addendum shall not effect the validity or enforceability of any other provision hereof.

EXECUTED on the dates set forth below, to be effective contemporaneously with the Contract.



                                          OWNER

Date:                                     By: [APPROPRIATE TRANSWESTERN ENTITY],
     ----------------------                   as Authorized Property Manager


                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                          CONTRACTOR:

Date:                                     By:
     ----------------------                   ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                    EXHIBIT E

                              ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease dated November 13, 2000 by and between STARWOOD O.C. PORTFOLIO I, L.L.C., a Delaware limited liability company ("LANDLORD"), and NQL INC., a Delaware corporation ("TENANT"), for space in the Building located at 4 Hutton Centre Drive, Suite 500, Santa Ana, California.

1.  OPTIONS.

    A. Definition. As used in this Paragraph, the word "Option" means the Extension Option to Paragraph 2 of this Exhibit E.

    B. Options Personal. Each Option granted to Tenant is personal to the original Tenant executing this Lease or to any assignee under a Permitted Transfer and may be exercised only by the original Tenant executing this Lease or any assignee under a Permitted Transfer while occupying at least seventy-five percent (75%) of the entire Premises and without the intent of thereafter assigning this Lease or subletting the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease or any assignee under a Permitted Transfer. The Options, if any, granted to Tenant under this Lease are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

    C. Effect of Default on Options. Tenant will have no right to exercise any Option, notwithstanding any provision of the grant of option to the contrary, and Tenant's exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant is in default of any monetary obligation or material non-monetary obligation under the terms of this Lease (or if Tenant would be in such default under this Lease but for the passage of time or the giving of notice, or both) as of Tenant's exercise of the Option in question or at any time after the exercise of any such Option and prior to the commencement of the Option event, or (ii) Landlord has given Tenant two (2) or more notices of default during any twelve (12) consecutive month period of this Lease. The provisions of this Paragraph shall also apply to any assignee under a Permitted Transfer.

    D. Options as Economic Terms. Each Option is hereby deemed an economic term which Landlord, in its sole and absolute discretion, may or may not offer in conjunction with any future extensions of the Term.

2.  OPTION TO EXTEND.

    A. Subject to the terms of Paragraph 1 above, this Paragraph 2 and Paragraph 3 of this EXHIBIT E, Landlord hereby grants to Tenant one (1) option ("EXTENSION OPTION") to extend the Lease Term for an additional period of sixty (60) months (the "OPTION TERM"), on the same terms, covenants and conditions as provided for in the Lease during the initial Lease Term, except that all economic terms such as, without limitation, Base Rent, any operating expense allowance, and parking charges will be established based on the "fair market rental rate" for the Premises for the Option Term as defined and determined in accordance with the provisions of Paragraph 3 of this EXHIBIT E entitled "Definition of Fair Market Rental Rate."

    B. The Extension Option must be exercised, if at all, by written notice ("EXTENSION NOTICE") delivered by Tenant to Landlord no earlier than the date which is twelve (12) months, and no later than the date which is nine
    (9) months prior to the expiration of the initial Lease Term.

3.  DEFINITION OF FAIR MARKET RENTAL RATE.

    A. The term "FAIR MARKET RENTAL RATE" as used in this Lease will mean the annual amount per rentable square foot, projected during the Option Term, that a willing, comparable, non-equity renewal tenant (excluding sublease and assignment transactions) would pay, and a willing, institutional landlord of a comparable Class A office building located in the South Coast Metro area of Costa Mesa and Santa Ana, California ("COMPARISON AREA") would accept, in an arm's length transaction (what Landlord is accepting in then current transactions for the Building may be used for purposes of projecting rent for the Option Term), for space of comparable size, quality and floor height as the Premises taking into account the age, quality and layout of the existing improvements in the Premises and taking into account and establishing for the Option Term items that professional real estate brokers customarily consider, including, but not limited to, rental rates, office space availability, tenant size, tenant improvement allowances, operating expenses and allowance, parking charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar Class A office buildings. The fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic considerations described above.

    B. Landlord will provide written notice of Landlord's determination of the fair market rental rate not later than thirty (30) days after the date upon which Tenant timely exercises Tenant's Extension Option. Tenant will have thirty (30) days ("TENANT'S REVIEW PERIOD") after receipt of Landlord's notice of the fair market rental rate within which to accept such fair market rental rate or to reasonably object thereto in writing. Tenant's failure to object to the fair market rental rate submitted by Landlord in writing within

    Tenant's Review Period will conclusively be deemed Tenant's disapproval thereof. If within Tenant's Review Period, Tenant reasonably objects to or is deemed to have disapproved the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective legal counsel to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in subparagraph (A) above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations. Such meeting shall occur no later than ten (10) days after the expiration of Tenant's Review Period. The parties shall each provide the other with such supporting information and documentation as they deem appropriate. At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the "OUTSIDE AGREEMENT DATE"), Tenant's Extension Option will be deemed null and void and of no further force or effect unless Tenant demands appraisal, in which event each party's determination will be submitted to appraisal in accordance with the provisions below.

    (1) Landlord and Tenant will each appoint one (1) independent appraiser who by profession must be an MAI certified real estate appraiser who has been active over the five (5) year period ending on the date of such appointment in the leasing of commercial (including mid to high rise office) properties located in the Comparison Area. The determination of the appraisers will be limited solely to the issue of whether Landlord's or Tenant's last written proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises delivered to the other party is the closest to the actual fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements specified above. Each such appraiser will be appointed within fifteen (15) days after the Outside Agreement Date.

    (2) The two (2) appraisers so appointed will within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

    (3) The three (3) appraisers will within thirty (30) days of the appointment of the third appraiser reach a decision by majority vote as to whether the parties will use Landlord's or Tenant's submitted best and final fair market rental rate, and will notify Landlord and Tenant thereof. During such thirty (30) day period, Landlord and Tenant may submit to the appraisers such information and documentation to support their respective positions as they shall deem reasonably relevant and Landlord and Tenant may each appear before the appraisers jointly to question and respond to questions from the appraisers.

    (4) The decision of the majority of the three (3) appraisers will be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the Extension Option. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Subparagraph (i) hereinabove, the appraiser appointed by one of them will, within thirty (30) days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser, reach a decision based upon the procedures set forth above (i.e., by selecting either Landlord's or Tenant's submitted best and final fair market rental rate) and notify Landlord and Tenant thereof, and such appraiser's decision will be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the Extension Option.

    (5) If the two (2) appraisers fail to agree upon and timely appoint a third appraiser, both appraisers will be dismissed and the matter to be decided will be forthwith submitted to arbitration under the provisions of the American Arbitration Association based upon the procedures set forth above (i.e., by selecting either Landlord's or Tenant's submitted best and final fair market rental rate).

    (6) The cost of each party's appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) will be shared by Landlord and Tenant equally.

    (7) If the process described above has not resulted in a selection of Landlord's or Tenant's submitted best and final fair market rental rate by the commencement of the Option Term, then the fair market rental rate estimated by Landlord will be used until the appraiser(s) or arbitrator reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Base Rent or other amounts if the appraisers select Tenant's submitted best and final estimate of the fair market rental rate. The parties shall enter into an amendment to this Lease confirming the terms of the decision.


[END OF NUMBERED PROVISIONS]

IN WITNESS WHEREOF, Landlord and Tenant have executed this EXHIBIT E to the Lease as of the day and year first written above.

WITNESS/ATTEST                           LANDLORD:

                                         STARWOOD O.C. PORTFOLIO I, L.L.C.,
                                         a Delaware limited liability company

                                         By: Starwood O.C. Holdings, L.L.C.
By: /s/ ROSA BETTY VILLARREAL                Its: sole member
    --------------------------------
    Name: Rosa Betty Villarreal              By: Transwestern O.C., L.L.C.
    Title: Administrative Associate              Its: member manager

                                                 By: Transwestern Investment
                                                     Company, L.L.C.
                                                     Its: agent

                                                     By: /s/ STEPHEN D. MILLER
                                                         -----------------------
                                                         Stephen D. Miller
                                                         Vice President
                                                         Date: November 13, 2000


WITNESS/ATTEST                           TENANT:

                                         NQL INC., a Delaware corporation


By: /s/ SUZANNE B. SCHNITZER             By: /s/ DOUGLAS J. TULLIO
    ---------------------------------        -----------------------------------
     Name: Suzanne B. Schnitzer              Name: Douglas J. Tullio
     Title: Executive Assistant              Title: CEO


By: /s/ HEATHER VUNCANON                 By: /s/ ROBERT O. RIISKA
    ---------------------------------        -----------------------------------
     Name: Heather Vuncanon                  Name: Robert O. Riiska
     Title: Legal Administrator              Title: CFO

                                    EXHIBIT F

                               COMMENCEMENT LETTER


Date
     ----------------------------------
Tenant
       --------------------------------
Address
        -------------------------------

        -------------------------------

        -------------------------------

Re: Commencement Letter with respect to that certain Lease dated _________ by and between ___________________, a(n) ___________________, as Landlord, and
___________________, a(n) ___________________, as Tenant, for an Approximate
Rentable Area in the Premises of ____________ square feet on the _________ floor of the Building located at ________________________, ___________________,
___________________.

Dear _____________:

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the premises and agrees as follows:

The Commencement Date of the Lease is _________________________;

The Termination Date of the Lease is __________________________.

Landlord agrees to complete the work in the Premises identified in the punchlist jointly prepared by Landlord and Tenant dated ________________.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

XXXXXXXXX
Property Manager

Agreed and Accepted:

TENANT:

                               ,
- ------------------------------

a
  ----------------------------
By:
   ---------------------------
   Name:
        ----------------------
   Title:
         ---------------------

                                    EXHIBIT G

                                     OMITTED

                                   EXHIBIT "H"

                                     PARKING

This Exhibit is attached to and made a part of the Lease dated November 13, 2000 by and between STARWOOD O.C. PORTFOLIO I, L.L.C., a Delaware limited liability company ("LANDLORD"), and NQL INC., a Delaware corporation ("TENANT"), for space in the Building located at 4 Hutton Centre Drive, Suite 500, Santa Ana, California.

Landlord shall make available to Tenant at the commencement of the Term of this Lease the right to use seventy-three (73) of the Building's parking spaces in the Building parking garage or parking lot (the "Parking Lot") on an unreserved basis and up to five (5) of the Building's parking spaces in the Parking Lot on a reserved basis (the "Spaces"); provided, however, Tenant must notify Landlord in writing within five (5) days of the execution hereof of the number of the Spaces which Tenant elects to use. Tenant shall have the right at any time during the Term to convert any of Tenant's reserved Spaces to unreserved Spaces upon thirty (30) days prior notice to Landlord. Landlord shall have no obligation to make any parking spaces available to Tenant other than the number of the Spaces which Tenant has so elected to use. With respect to the Spaces which Tenant elects to use, during the initial Term, Tenant shall pay $45.00 per Space per month for unreserved Spaces and $85.00 per space per month for reserved Spaces, plus all applicable taxes charged by any governmental authority in connection with the rental of such Spaces.

It is hereby agreed and understood that Landlord's sole obligation hereunder is to make the Spaces available to Tenant. Tenant's right to the use of such Spaces shall be subject to compliance with the rules and regulations set forth below and those promulgated from time-to-time by Landlord, and shall be subject to termination for violation of any such rules or regulations upon notice from Landlord. Subject to Section 15E of the Lease, except to the extent caused by Landlord's negligence or willful misconduct, Landlord shall have no liability whatsoever for any property damage, loss or theft and/or personal injury which might occur as a result of or in connection with the use of the Spaces by Tenant, its employees, agents, servants, customers, invitees and licensees, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of Tenant's use of the Spaces.

The failure, for any reason, of Landlord to provide or make available the Spaces to Tenant or the inability of Tenant to utilize these Spaces shall under no circumstances be deemed a default by Landlord pursuant to the terms of the Lease or give rise to any claim or cause of action by Tenant against Landlord, the same being hereby expressly waived by Tenant. Tenant's sole remedy for such failure shall be the equitable abatement of Tenant's parking rental fee.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2. Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. No overnight or extended term storage of vehicles shall be permitted.

5. Vehicles must be parked entirely within painted stall lines of a single parking stall.

6. All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be five (5) miles per hour.

8. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles;
(c) where "no parking" signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord's parking operator.

9. Loss or theft of parking identification devices must be reported to the Management Office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

10. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11. Washing, waxing, cleaning or servicing (except in the case of an emergency servicing) of any vehicle in any area not specifically reserved for such purpose is prohibited.

12. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

13. Tenant's continued right to park in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in this Lease. Further, if the Lease terminates for any reason whatsoever, Tenant's right to park in the parking facilities shall terminate concurrently therewith.

14. Tenant agrees to sign a parking agreement with Landlord or Landlord's parking operator within five (5) days of request, which agreement shall provide the manner of payment of monthly parking fees and otherwise be consistent with the Lease and these rules and regulations.

15. Landlord reserves the right to refuse the sale or use of monthly stickers or other parking identification devices to any tenant or person who willfully refuse to comply with these rules and regulations and all city, state or federal ordinances, laws or agreements.

16. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities, provided Tenant's number of allocated space is not decreased. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner's expense.

IN WITNESS WHEREOF, Landlord and Tenant have executed this EXHIBIT H as of the day and year first written above.

WITNESS/ATTEST                           LANDLORD:

                                         STARWOOD O.C. PORTFOLIO I, L.L.C.,
                                         a Delaware limited liability company

                                         By: Starwood O.C. Holdings, L.L.C.
By: /s/ ROSA BETTY VILLARREAL                Its: sole member
    --------------------------------
     Name: Rosa Betty Villarreal             By: Transwestern O.C., L.L.C.
     Title: Administrative Associate             Its: member manager

                                                 By: Transwestern Investment
                                                     Company, L.L.C.
                                                     Its: agent

                                                     By: /s/ STEPHEN D. MILLER
                                                         -----------------------
                                                         Stephen D. Miller
                                                         Vice President
                                                         Date: November 13, 2000


WITNESS/ATTEST                              TENANT:

                                            NQL INC., a Delaware corporation


By: /s/ SUZANNE B. SCHNITZER                By: /s/ DOUGLAS J. TULLIO
    ------------------------------------        --------------------------------
     Name: Suzanne B. Schnitzer                 Name: Douglas B. Schnitzer
     Title: Executive Assistant                 Print Title: CEO



By: /s/ HEATHER VUNCANON                    By: /s/ ROBERT O. RIISKA
    ------------------------------------        --------------------------------
     Name: Heather Vuncanon                     Name: Robert O. Riiska
     Title: Legal Administrator                 Print Title: CFO


                                      -2-